UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12.

Shutterfly, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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____________________________________________________________________________________

April 10, 2014
To Our Stockholders:
You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Shutterfly, Inc. to be held at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065, on May 21, 2014, at 9:30 a.m., local time.
In accordance with rules promulgated by the Securities and Exchange Commission, we have elected to use the Internet as our primary means of furnishing proxy materials to our stockholders. Accordingly, we will mail a Notice of Internet Availability of Proxy Materials to our stockholders with instructions for accessing the proxy materials online, including our proxy statement and annual report, and for voting in person, by telephone, by mail or via the Internet. The Notice of Internet Availability of Proxy Materials will also provide information on how stockholders may obtain paper or e-mail copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials significantly reduces our printing and mailing costs and the environmental impact of distributing proxy materials.
All stockholders of record of our outstanding shares of Common Stock at the close of business on March 26, 2014 are entitled to vote at the meeting.
Your vote is important! Whether or not you plan to attend the Annual Meeting, please read the enclosed proxy statement and vote as soon as possible via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Mailing your completed proxy card or using the telephone or Internet voting systems will not prevent you from voting in person at the meeting if you are a stockholder of record and wish to do so.
Important information about the matters to be acted upon at the meeting is included in the notice of meeting and proxy statement. Important information about our company and its financial performance is included in our annual report.
We look forward to seeing you at the meeting.

Sincerely,

Jeffrey T. Housenbold Chief Executive Officer and President

SHUTTERFLY, INC.
2800 Bridge Parkway
Redwood City, California 94065
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2014
Dear Stockholder:
NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders of Shutterfly, Inc., a Delaware corporation, will be held at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065 on May 21, 2014, at 9:30 a.m., local time, for the following purposes:

1.	To elect three Class II directors to hold office until our 2017 Annual Meeting of Stockholders;

2.	To approve, on an advisory basis, the Company’s executive compensation;

3.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

4.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the proxy statement accompanying this notice.
Our Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal 1, FOR the Company’s executive compensation programs as described in Proposal 2 and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm as described in Proposal 3.
Our stockholders of record at the close of business on March 26, 2014 are entitled to notice of and to vote at the meeting and at any adjournment or postponement of the meeting.
In accordance with rules promulgated by the Securities and Exchange Commission, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, we will send our stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials online, including our proxy statement and annual report, and for voting in person, by telephone, by mail or via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper or e-mail copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials significantly reduces our printing and mailing costs and the environmental impact of distributing proxy materials.
The Notice of Internet Availability of Proxy Materials will also identify the date, time and location of the meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free number, an e-mail address and a website where stockholders can request a paper or e-mail copy of the proxy statement and our annual report; and information on how to vote in person, by telephone, by mail or via the Internet.
You are cordially invited to attend the meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign your proxy card and return it by mail or follow the alternative voting procedures described in the Notice of Internet Availability of Proxy Materials or the proxy card.

By Order of the Board of Directors

Jeffrey T. Housenbold Chief Executive Officer and President
Redwood City, California
April 10, 2014

YOUR VOTE IS IMPORTANT
PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY CARD OR FOLLOW THE ALTERNATIVE VOTING PROCEDURES DESCRIBED ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. YOUR PROMPT ACTION WILL AID THE COMPANY IN REDUCING THE EXPENSE OF PROXY SOLICITATION.

SHUTTERFLY, INC.
2800 Bridge Parkway
Redwood City, California 94065

PROXY STATEMENT

The Board of Directors of Shutterfly, Inc. is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on May 21, 2014, at 9:30 a.m., local time, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Annual Meeting will be held at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065. This Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Stockholders was first sent or made available, on or about April 10, 2014, to stockholders of record as of March 26, 2014 (the “Record Date”). For those stockholders receiving a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials was first mailed on or about April 10, 2014 to stockholders of record as of the Record Date. The only voting securities of Shutterfly are shares of Common Stock, $0.0001 par value per share (the “Common Stock”), of which there were 39,168,078 shares outstanding as of the Record Date (excluding any treasury shares). We need a majority of the shares of Common Stock outstanding on the Record Date present, in person or by proxy, to hold the Annual Meeting.
In this Proxy Statement, we refer to Shutterfly, Inc. as the “Company”, “Shutterfly”, “we” or “us” and the Board of Directors as the “Board” or “Board of Directors.” When we refer to Shutterfly’s fiscal year, we mean the twelve‑month period ending December 31 of the stated year.
The Company’s Annual Report to Stockholders, which contains consolidated financial statements for fiscal 2013, accompanies this Proxy Statement. You also may obtain a copy of the Company’s Annual Report on Form 10-K for fiscal 2013 that was filed with the Securities and Exchange Commission, without charge, by writing to our Investor Relations department at the above address. The Company’s Annual Report on Form 10-K is also available in the “Investor Relations” section of our website at http://www.shutterflyinc.com.
THE PROXY PROCESS AND STOCKHOLDER VOTING
Who can vote at the annual meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 39,168,078 shares of Common Stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If at the close of business on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to complete, sign and return the accompanying proxy card to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If at the close of business on the Record Date your shares were held in an account at a brokerage firm, bank or other agent rather than in your name, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.
As a beneficial owner, you have the right to instruct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

What am I being asked to vote on?
You are being asked to vote:

•	FOR the election of three Class II directors to hold office until our 2017 Annual Meeting of Stockholders;

•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in this proxy statement pursuant to the rules of the Securities and Exchange Commission; and

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.
What does it mean if I receive more than one set of materials?
This means you hold shares of our common stock in more than one way. For example, you may own some shares directly as a stockholder of record and other shares through a broker, or you may own shares through more than one broker. In these situations you may receive multiple sets of proxy materials. In order to vote all the shares you own, you must either complete, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards or Notice of Internet Availability of Proxy Materials you receive. Each proxy card you received came with its own prepaid return envelope. If you vote by mail, make sure you return each proxy card in the return envelope that accompanied that proxy card.
Does my vote matter?
YES! We are required to obtain stockholder approval for the election of directors and other important matters. Each share of Common Stock is entitled to one vote and every share voted has the same weight. In order for the Company to obtain the necessary stockholder approval of proposals, a “quorum” of stockholders (a majority of the issued and outstanding shares entitled to vote at the meeting, excluding treasury shares) must be represented at the Annual Meeting in person or by proxy. If a quorum is not obtained, the Company must postpone the Annual Meeting and solicit additional proxies. This is an expensive and time-consuming process that is not in the best interests of the Company or its stockholders. Since few stockholders can spend the time or money to attend stockholder meetings in person, voting by proxy is important to obtain a quorum and complete the stockholder vote.
How do I vote?
You may vote by mail or follow any alternative voting procedure described on the proxy card. To use an alternative voting procedure, follow the instructions on each proxy card or on the Notice of Internet Availability of Proxy Materials that you receive.
For the election of directors, you may either vote “for,” “against” or “abstain” from voting for any of the three nominees you specify. For the advisory vote on the compensation of our Named Executive Officers and the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, you may vote “for,” “against” or “abstain” from voting. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying proxy card, over the Internet or by telephone. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the meeting and vote in person. If you vote in person, your previously submitted proxy will be disregarded.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, complete, sign and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote over the Internet, go to http://www.proxyvote.com and follow the instructions to obtain your records and to create an electronic voting instruction form.

•
To vote by telephone, dial 1-800-690-6903 using any touch-tone telephone and follow the instructions to transmit your voting instructions. You will need your proxy card to be able to transmit your voting instructions by telephone.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with a copy of the Company’s proxy materials from your bank, broker or other agent rather than from us. To ensure that your vote is counted, complete and mail the voting instruction card provided by your broker, bank or other agent. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with the Company’s proxy materials, or contact your broker, bank or other agent to request a proxy form.
Who counts the votes?
Broadridge Financial Services (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes. If you are a stockholder of record as of March 26, 2014, your executed proxy card is returned directly to Broadridge for tabulation. If you hold your shares through a broker, bank or other agent, your broker, bank or other agent returns one proxy card to Broadridge on behalf of all its clients.
How are the votes counted?
Brokers, banks and other agents who hold shares for the accounts of their clients may vote such shares either as instructed by their clients or in the absence of such instruction, in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their clients’ proxies in their own discretion as to certain routine proposals, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. If a broker votes shares that are not voted by its clients “for” or “against” a routine proposal, those shares are considered present and entitled to vote at the Annual Meeting and will be counted toward determining whether or not a quorum is present. Those shares will also be taken into account in determining the outcome of all routine proposals.
Where a proposal is not routine, such as the election of our Class II directors and the advisory vote on the compensation of our Named Executive Officers, a broker does not have discretion to vote its clients’ uninstructed shares on such proposals. When a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, the missing votes are referred to as “broker non-votes.” Those shares are considered present for purpose of determining whether or not a quorum is present, but are not considered shares entitled to vote or votes cast on a particular proposal, and are not taken into account in determining the outcome of non-routine proposals.
Because brokers cannot vote uninstructed shares on behalf of their customers for “non-routine” matters, such as the election of our Class II directors and the advisory vote on the compensation of our Named Executive Officers, it is more important than ever that stockholders vote their shares. If you do not vote your shares, you will not have a say in these important issues to be presented at the Annual Meeting.
Abstentions, i.e. shares present at the meeting and voting “abstain,” are counted for the purpose of determining whether a quorum is present, but are not considered votes cast for a particular proposal and are not taken into account in determining the outcome of the matters voted upon at the meeting.
What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?
Election of Directors; Majority Vote Policy
Under our Bylaws and our Corporate Governance Principles, directors must be elected by a majority of the votes cast in uncontested elections. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes are not counted as votes “for” or “against” a director nominee. In an uncontested election, any nominee who does not receive a majority of votes cast “for” his or her election is required to tender his or her resignation promptly following the failure to receive the required vote. Within 90 days following certification of the stockholder vote, the Governance Committee is required to make a recommendation to the Board as to whether it should accept such resignation. Thereafter, the Board is required to decide whether to accept such resignation. In contested elections, the required vote would be a plurality of votes cast.

Advisory Vote on Executive Compensation
Under our Bylaws, the votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the compensation of our Named Executive Officers. Abstentions and broker non-votes are not counted as votes “for” or “against” this proposal.
Ratification of PricewaterhouseCoopers LLP
Under our Bylaws, the votes cast “for” must exceed the votes cast “against” to approve the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm. The vote to approve the ratification of our independent registered public accounting firm is considered a routine proposal, and therefore broker non-votes are permitted to be voted at the discretion of the broker. Abstentions are not counted as votes “for” or “against” this proposal.
Stockholder Proposals
Under our Bylaws, the votes cast “for” must exceed the votes cast “against” to approve any stockholder proposals. Abstentions and broker non-votes are not counted as votes “for” or “against” a stockholder proposal.
How do I vote via Internet or telephone?
If you wish to vote by Internet, go to http://www.proxyvote.com and follow the instructions to obtain your records and to create an electronic voting instruction form. If you wish to vote by telephone, dial 1-800-690-6903 using any touch-tone telephone and follow the instructions to transmit your voting instructions. Please have your proxy card in hand when you vote over the Internet or by telephone. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on May 20, 2014. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.
The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on March 26, 2014, the Record Date for the Annual Meeting.
What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card but you do not indicate your voting preferences, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the applicable vote at the meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

•	you may submit another properly completed proxy with a later date;

•	you may send a written notice that you are revoking your proxy to our Corporate Secretary at 2800 Bridge Parkway, Redwood City, California 94065; or

•	you may attend the Annual Meeting and give notice to the Inspector of Elections that you intend to vote your shares in person.
If you are the beneficial owner of shares held in street name by your broker, bank or other agent, then you should follow the instructions they provide on how to vote the shares in your account.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares as of the close of business on the Record Date are represented by stockholders present at the meeting or by proxy. At the close of business on the Record Date, there were 39,168,078 shares outstanding and entitled to vote. Therefore, in order for a quorum to exist, 19,584,040 shares must be represented by stockholders present at the meeting or by proxy.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.
Who is soliciting my proxy and paying for this proxy solicitation?
Our Board of Directors is soliciting your proxy to vote and we will pay for the entire cost of soliciting proxies. In addition to mailing proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
How can I find out the results of the voting at the annual meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the day the Annual Meeting ends. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days after the day final results are available.
When are stockholder proposals due for next year’s Annual Meeting?
To be considered for inclusion in next year’s proxy materials, a stockholder proposal must be submitted in writing to our Corporate Secretary at 2800 Bridge Parkway, Redwood City, California 94065 no later than December 11, 2014. If you wish to submit a proposal for consideration at our 2015 Annual Meeting but not for inclusion in our proxy statement for that meeting, your proposal generally must be submitted in writing to the same address no later than March 7, 2015, but no earlier than February 5, 2015. Please review our Bylaws, which contain additional requirements regarding advance notice of stockholder proposals.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Certificate of Incorporation and Bylaws provide that our Board of Directors shall consist of one or more members, and that the Board may fix the number of directors from time to time. Our authorized number of directors is currently nine.
Our Board of Directors is divided into three classes. Each class serves for a three-year term. The Class II directors are standing for re-election at this Annual Meeting each to serve until our 2017 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until his or her death, resignation or removal. The terms of the directors in Classes I and III expire at our 2016 and 2015 Annual Meetings of Stockholders, respectively.
The three Class II director nominees are Philip A. Marineau, Ann Mather and Brian T. Swette. Each of the nominees is currently a director of Shutterfly. Messrs. Marineau and Swette were previously elected at the 2011 Annual Meeting. Ms. Mather was appointed as a director on May 21, 2013.
Under our Bylaws and Corporate Governance Principles, a majority of votes cast is required for the election of directors in an uncontested election (which is the case for the election of directors at the 2014 Annual Meeting). A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. In contested elections (an election in which the number of nominees for election as director is greater than the number of directors to be elected) the vote standard would be a plurality of the votes cast.
In accordance with our Corporate Governance Principles, the Board will nominate for election only candidates who agree, if elected, to tender, promptly following their failure to receive the required vote for election at the next meeting at which they would stand for election, an irrevocable resignation that will be effective upon acceptance by the Board. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender the same form of resignation promptly following their election to the Board.
If an incumbent director fails to receive the required vote for election, then, within 90 days following certification of the shareholder vote, the Governance Committee will act to determine whether to recommend acceptance of the director’s resignation and will submit the recommendation for prompt consideration by the Board, and the Board will act on the Committee’s recommendation.
Our Board is currently composed of a group of leaders with broad and diverse experience in many fields, including management of large global consumer brands; technology and innovation leadership; financial services; and corporate governance and compliance. In these positions, they have also gained significant and diverse management experience, including industry knowledge, strategic financial planning, public company financial reporting, compliance, risk management and leadership development. Many of the directors also have experience serving as executive officers, or on board of directors and board committees of other public companies, and have an understanding of corporate governance practices and trends. The biographies of the nominees describe the skills, qualities, attributes and experiences of each of the nominees that led to the Board to determine that it is appropriate to nominate these directors.
The Governance Committee of the Board and the Board believe the skills, qualities, attributes and experiences of its current directors and director nominees provide the Company with a diverse range of perspectives and business acumen and allow our directors to effectively engage each other and management to effectively address the evolving needs of the Company and represent the best interests of the Company’s stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF EACH NOMINEE NAMED ABOVE.

Board of Directors
The following is biographical information as of March 26, 2014 for each nominee for Class II director and each person whose term of office as a Class I or III director will continue after the Annual Meeting.

Name	Age	Position
Jeffrey T. Housenbold	44	President, Chief Executive Officer and Director
Philip A. Marineau	67	Chairman of the Board
Eric J. Keller	61	Director
Stephen J. Killeen	51	Director
Ann Mather	54	Director
Nancy J. Schoendorf	59	Director
Brian T. Swette	60	Director
James N. White	52	Director
Michael P. Zeisser	49	Director
Nominees for Election for a Three-year Term Expiring at the 2017 Annual Meeting

Philip A. Marineau has served on our Board of Directors since February 2007 and as the Chairman of the Board since May 2007. Since October 2008, Mr. Marineau has been partner of LNK Partners, a private equity firm. From 1999 to 2006, Mr. Marineau served as the President and Chief Executive Officer of Levi Strauss, & Co. From 1997 to 1999, he served as President and Chief Executive Officer of Pepsi-Cola North America. He currently serves on the board of directors of Meredith Corporation and is the chair of Meredith Corporation’s audit committee. Mr. Marineau holds a Bachelor of Arts degree from Georgetown University and a Master of Business Administration degree from Northwestern University. Mr. Marineau provides leadership to our management team and guides our Board of Directors. Mr. Marineau’s consumer products and marketing experience provides important insight and guidance to our management team and Board of Directors and is instrumental to the development of our overall business strategy.

Brian T. Swette has served on our Board of Directors since September 2009. Mr. Swette served as a director of Burger King Holdings, Inc., the world’s second largest fast food hamburger restaurant chain, from 2002 to 2011 and became Burger King’s Non-Executive Chairman in 2006. Previously, he served as the Chief Operating Officer of eBay Inc., an online commerce company, from 1998 to 2002. Prior to eBay, Mr. Swette was Executive Vice President and Chief Marketing Officer of Pepsi-Cola. Mr. Swette currently serves on the board of directors of Jamba, Inc. and Care.com, as well as on the boards of directors of privately held companies. Mr. Swette holds a Bachelor of Science degree in Economics from Arizona State University. Mr. Swette brings to the Board his executive and management experience as well as significant knowledge of Internet companies and consumer industries. In addition to his marketing skills, Mr. Swette’s experience building fast-growth e-commerce businesses brings a unique and relevant perspective to our Board of Directors and management.

Ann Mather has served on our Board of Directors since May 2013. Since September 2005, Ms. Mather has been a director of Glu Mobile Inc., a publisher of mobile games. Since November 2005, Ms. Mather has been a director of Google, Inc. Since July 2010, Ms. Mather has been a director of Netflix, Inc., an Internet subscription service for movies and television. Since April 2011, Ms. Mather has been a director of Solazyme, Inc., a renewable oil and bioproducts company. Since May 2011, Ms. Mather has been an independent trustee to the Dodge & Cox Funds board of trustees. Ms. Mather serves as the audit committee chair for Google, Netflix and Solazyme. From 1999 to 2004, Ms. Mather was Executive Vice President and Chief Financial Officer of Pixar, a computer animation studio. Prior to her service at Pixar, Ms. Mather was Executive Vice President and Chief Financial Officer at Village Roadshow Pictures, the film production division of Village Roadshow Limited. Ms. Mather holds a Master of Arts degree from Cambridge University. Ms. Mather brings executive and financial experience to our Board and her service on other public company boards provides considerable experience that contributes to our Board’s overall effectiveness. Moreover, Ms. Mather’s extensive experience serving on Audit Committees enhances our Audit Committee’s effectiveness.

Directors Continuing in Office Until the 2015 Annual Meeting

Jeffrey T. Housenbold has served as our President, Chief Executive Officer and a director since January 2005. Prior to joining Shutterfly, Mr. Housenbold served as Vice President of Business Development and Internet Marketing at eBay Inc., an online marketplace for the sale of goods and services, from January 2002 to January 2005. Previously, he was the Vice President & General Manager, Business-to-Consumer Group at eBay from June 2001 to January 2002, and served as Vice President, Mergers & Acquisitions at eBay from March 2001 to June 2001. Mr. Housenbold serves on the boards of directors of Caesars Entertainment Corporation, Chegg, Inc., and Groupon, Inc. and also serves on the audit committee of Caesars Entertainment Corporation. Mr. Housenbold holds Bachelor of Science degrees in Economics and Business Administration from Carnegie Mellon University and a Master of Business Administration degree from the Harvard Graduate School of Business Administration. During his tenure at Shutterfly, Mr. Housenbold has led Shutterfly through a period of dramatic transformation and revitalization, continued market share gains and sustained revenue growth. Mr. Housenbold has spent more than 20 years in the consumer industry in senior roles at large, complex companies. Mr. Housenbold’s knowledge of all aspects of our business, combined with his drive for innovation and excellence, position him well to serve as our President and Chief Executive Officer and member of the Board of Directors.

James N. White has served on our Board of Directors since November 2005. Mr. White has been a Managing Director at Sutter Hill Ventures, a venture capital firm, since October 2000. Mr. White previously held senior executive positions at Macromedia, Inc., a software developer; Silicon Graphics, Inc., a provider of graphical computing workstations; and Hewlett‑ Packard Company. Mr. White serves on the boards of directors of numerous privately held companies. Mr. White holds a Bachelor of Science degree in Industrial Engineering from Northwestern University and a Master of Business Administration degree from the Harvard Graduate School of Business Administration. Mr. White’s extensive experience with technology development and consumer products companies provides our Board of Directors with valuable insight into key components of our business strategy. In addition, Mr. White’s deep venture capital experience provides important contributions to our Audit Committee and enhances our Audit Committee’s effectiveness.

Stephen J. Killeen has served on our Board of Directors since February 2007. Mr. Killeen has been the Chief Executive Officer of The CarbonNeutral Company, a company that acts as a complete outsource solution provider to assist corporations in reducing their Green House Gas Emissions, since March 2007. From November 2002 to March 2006, Mr. Killeen served as the President and Chief Executive Officer of WorldWinner, a casual gaming company that he successfully sold to London‑based Fun Technologies. From 2001 to November 2002, he served as President of TerraLycos, the world’s fourth‑largest online media property. He has served on the board of directors of Switchboard, Lycos Europe, Molecular and Marketing Services Group, and Junior Achievement of New England. Mr. Killeen holds a Bachelor of Arts degree from Union College. Mr. Killeen brings to the Board of Directors his executive and management experience as well as significant knowledge of Internet and e-commerce business models. In addition, Mr. Killeen’s service on other public company boards provides considerable experience that contributes to our overall Board effectiveness.

Directors Continuing in Office Until the 2016 Annual Meeting

Eric J. Keller has served on our Board of Directors since March 2006. Since October 2008, Mr. Keller has been the Chief Operating Officer of Kleiner Perkins Caufield and Byers, a venture capital firm. Previously, he was the Chief Executive Officer of Movaris, Inc., a financial software company, from March 2004 until its merger with Trintech Group Plc. in February 2008. Mr. Keller serves on the board of directors of Infusionsoft, Inc., a privately-held sales and marketing software company. Mr. Keller holds a Bachelor of Science degree from Cornell University and a Masters of Business Administration degree from the University of California, Berkeley. Mr. Keller brings executive and financial experience to our Board, as well as significant knowledge of technology companies. He is also an “audit committee financial expert” as that term is defined in applicable Securities and Exchange Commission rules.

Nancy J. Schoendorf has served on our Board of Directors since February 2004. Ms. Schoendorf has been a Managing Partner with Mohr, Davidow Ventures, a venture capital firm, since June 1993. Previously, she spent 17 years in the computer industry in management or executive positions with Sun Microsystems, Inc., a provider of network computing products and services, Software Publishing Corporation, an international supplier of business productivity software, and at Hewlett‑Packard Company, a global technology company. She currently serves on the boards of directors of several privately held companies. Ms. Schoendorf holds a Bachelor of Science degree in Computer Science and Mathematics from Iowa State University and a Master of Business Administration degree from Santa Clara University. Ms. Schoendorf’s experience in technology development and venture capital provides a valuable perspective to our management team and Board of Directors, particularly with respect to our product and services strategy and total compensation strategy.

Michael P. Zeisser has served on our Board of Directors since March 2013. Mr. Zeisser served as Senior Vice President of Liberty Interactive Corporation (formerly known as Liberty Media Corporation) from September 2003 to November 2012. Prior to his tenure at Liberty, Mr. Zeisser was a partner at McKinsey & Company from December 1996 to September 2003. Mr. Zeisser currently serves on the board of directos of XO Group, Inc., a consumer Internet and media company. During the past five years Mr. Zeisser has served as a member of the boards of directors of TripAdvisor, Inc. and IAC/Interactive Corp. Mr. Zeisser is a graduate of the University of Strasbourg, France and the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Zeisser also serves on the board of the Silicon Flatirons Center for Law, Technology, and Entrepreneurship at the University of Colorado. Mr. Zeisser has extensive insight into, and unique and specialized experience regarding, the Internet and digital media. He also possesses significant experience with respect to international operations and business strategy.

There are no family relationships among any of our directors and executive officers.
Executive Officers
The following is biographical information for our executive officers not discussed above as of March 26, 2014.

Name	Age	Position
Dwayne A. Black	46	Senior Vice President, Operations
John Boris	41	Senior Vice President, Chief Marketing Officer
Daniel C. McCormick	48	Senior Vice President, Chief Operating Officer
Peter A. Navin*	45	Senior Vice President, Human Resources
Brian M. Regan	42	Senior Vice President and Chief Financial Officer
*Mr. Navin resigned effective March 14, 2014.

Dwayne A. Black has served as our Senior Vice President, Operations since February 2007. Prior to joining Shutterfly, Mr. Black held multiple positions at Banta Corporation, a leading provider of printing and digital imaging solutions to publishers and direct marketers owned by RR Donnelley, including Vice President of Operations, from 1994 to 2006. Mr. Black attended the Engineering program at Purdue University.

John Boris has served as our Senior Vice President, Chief Marketing Officer since April 2012. Mr. Boris joined Shutterfly from travel publisher Lonely Planet, where he served as Executive Vice President and Managing Director for Lonely Planet Americas from October 2009 to April 2012. Prior to Lonely Planet, from September 2006 to October 2009, Mr. Boris was Senior Vice President, Marketing at Zagat Survey, a provider of consumer survey–based leisure information. Prior to Zagat Survey, Mr. Boris held leadership positions at 1-800 Flowers.com and FreshDirect, Inc. Mr. Boris holds a Masters in Business Administration from New York University, and a Bachelor of Arts in American Studies from Middlebury College.

Daniel C. McCormick joined Shutterfly in March 2005 as Senior Director of Business and Corporate Development. Since October 2013, he has served as our Senior Vice President, Chief Operating Officer, responsible for products and services, strategy and operations of the Shutterfly, Tiny Prints, Wedding Paper Divas, Treat, ThisLife, MyPublisher and BorrowLenses brands. Between February 2012 and September 2013, Mr. McCormick served as our Senior Vice President and General Manager. From March 2010 to January 2012, Mr. McCormick served as our Senior Vice President and General Manager of Products and Services and, from March 2009 to March 2010, as our Vice President and General Manager of Products and Services. From July 2007 to March 2009, Mr. McCormick served as our Vice President and General Manager of Products and, from July 2006 to June 2007, he served as our Vice President of Strategy and Corporate Development. Before joining Shutterfly, he held various positions from 1997 to 2003 at Network Appliance, a provider of data storage and management products, including Director of Product Marketing, Director of Corporate Development, and Director of Finance. He holds a Bachelor of Science degree from Babson College and a Master of Business Administration degree from Harvard Graduate School of Business Administration.

Brian M. Regan has served as our Senior Vice President and Chief Financial Officer since August 2012. Mr. Regan joined Shutterfly from Wize Commerce (formerly Nextag, Inc.), a global digital marketing and online commerce company, where he served as Chief Financial Officer from July 2010 to August 2012. Prior to Nextag, from June 2008 to July 2010 Mr. Regan was the Executive Vice President and Chief Financial Officer of Ticketmaster Entertainment Inc., a live entertainment ticketing and artist management company. Mr. Regan has also held finance leadership positions at LendingTree, Inc. from 1998 to 2004 and later Expedia, Inc. from 2004 to 2008, where he last served as Senior Vice President of Finance. Mr. Regan began his career at PricewaterhouseCoopers and holds a Bachelor of Science degree in Business Administration and Accounting from Bucknell University.

Peter A. Navin served as our Senior Vice President, Human Resources from March 2010 until his resignation effective March 14, 2014. In addition to leading Human Resources, Mr. Navin was also responsible for Real Estate, Workplace Services and Shutterfly Foundation. Mr. Navin joined Shutterfly in January 2008, as our Vice President, Human Resources. Previously, from 2003 to January 2008, Mr. Navin served as Vice President of Human Resources of Electronic Arts Inc., a video game software and content company. Prior to Electronic Arts, he was an independent consultant from 2002 to 2003 and served as Vice President of Corporate Operations and Human Resources at ChemConnect from 2000 to 2002. From 1990 to 2000, Mr. Navin held various Human Resources leadership roles at Brown Brothers Harriman & Co., First Physician Care, Inc. and Blue Cross Blue Shield of Massachusetts. Mr. Navin holds a Bachelor of Arts degree in American History from the Catholic University of America.

Independence of the Board of Directors and its Committees
The listing standards of the NASDAQ Stock Market require a majority of the members of a listed company’s Board of Directors qualify as “independent,” as affirmatively determined by the company’s Board of Directors. Our Board of Directors consults with our legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable NASDAQ listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Shutterfly, Inc., our senior management and PricewaterhouseCoopers LLP, our independent registered public accounting firm, our Board of Directors believes that eight of our directors are independent as required by the rules of The NASDAQ Stock Market: Philip A. Marineau, Eric J. Keller, Stephen J. Killeen, Ann Mather, Nancy J. Schoendorf, Brian T. Swette, James N. White and Michael P. Zeisser.
As required under applicable NASDAQ listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board of Directors are comprised entirely of directors determined by the Board to be independent within the meaning of applicable NASDAQ and Securities and Exchange Commission rules and regulations.
Information Regarding the Board of Directors and its Committees
Our Board of Directors has an Audit Committee, a Compensation Committee and a Governance Committee. The following is membership and meeting information for each of these committees during the fiscal year ended December 31, 2013, as well as a description of each committee and its functions.

Name	Audit Committee	Compensation Committee	Governance Committee
Eric J. Keller	X*
Stephen J. Killeen		X	X*
Philip A. Marineau
Ann Mather	X
Nancy J. Schoendorf		X*	X
Brian T. Swette	X
James N. White	X		X
Michael P. Zeisser		X
Total meetings in fiscal year 2013	10	8	4
*Committee Chairperson
Audit Committee
The Audit Committee operates pursuant to a written charter that is available on our website at http://www.shutterflyinc.com. The Audit Committee oversees the integrity of our accounting and financial reporting process and the audits of our financial statements. Among other matters, the Audit Committee is directly responsible for the selection, retention and oversight of our independent registered public accounting firm; reviewing our independent registered public accounting firm’s continuing independence; approving the fees and other compensation to be paid to our independent registered public accounting firm; pre-approving all audit and non-audit related services provided by our independent registered public accounting firm; reviewing and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements; reviewing and discussing with management and our independent registered public accounting firm our selection, application and disclosure of critical accounting policies; discussing with our independent registered public accounting firm both privately and with management the adequacy of our accounting and financial reporting processes and systems of internal control; reviewing any significant deficiencies and material weaknesses in the design or operation of our internal control over financial reporting; and annually reviewing and evaluating the composition and performance of the Audit Committee, including the adequacy of the Audit Committee charter.
The current members of our Audit Committee are Eric J. Keller, who is the chair of the Audit Committee, Ann Mather, Brian T. Swette and James N. White. We believe that each of Mr. Keller, Ms. Mather, Mr. Swette and Mr. White is an “independent director” under the applicable rules and regulations of the Securities and Exchange Commission and the NASDAQ Stock Market. Mr. Keller is our Audit Committee financial expert, as defined under applicable SEC rules. We believe that each member of our Audit Committee meets the requirements for independence and financial literacy under the applicable rules and regulations of the NASDAQ Stock Market.
Compensation Committee
The Compensation Committee operates pursuant to a written charter that is available on our website at http://www.shutterflyinc.com. The Compensation Committee has principal responsibility to evaluate, recommend, approve and review executive officer and director compensation arrangements, plans, policies and programs we maintain, and to administer our cash-based and equity‑based compensation plans. Among other matters, the Compensation Committee is responsible for setting our overall compensation philosophy; reviewing and approving our compensation programs annually, including corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers, evaluating the performance of these officers in light of those goals and objectives and setting the compensation of these officers based on such evaluations; administering and interpreting our cash and equity‑based compensation plans; annually reviewing and making recommendations to the Board of Directors with respect to all cash and equity‑based incentive compensation plans and arrangements; and reviewing and evaluating the composition and performance of the Compensation Committee on an annual basis, including the adequacy of the Compensation Committee charter. The Compensation Committee engages outside consultants to provide compensation data and consulting services. In 2013, such experts included Compensia, Inc. The Compensation Committee has delegated authority to our Chief Executive Officer to grant equity awards for up to 35,000 stock options and 14,000 restricted stock units annually to individual employees, who are not directors of the Company or executive officers.
The agenda for meetings of the Compensation Committee is determined by its chair with the assistance of our Chief Executive Officer, Chief Financial Officer and Senior Vice President, Human Resources. Compensation Committee meetings are regularly attended by the Chief Executive Officer and the Senior Vice President, Human Resources. The Compensation Committee’s chair reports the Committee’s recommendations on executive compensation to the Board. The Compensation Committee reviews the total fees paid to outside consultants to ensure that the consultant maintains its objectivity and independence when rendering advice to the Committee.
The current members of our Compensation Committee are Nancy J. Schoendorf, who is the chair of the Compensation Committee, Stephen J. Killeen and Michael P. Zeisser. We believe that each of Ms. Schoendorf, Mr. Killeen and Mr. Zeisser is (a) an “independent director” under the applicable rules and regulations of the NASDAQ Stock Market, (b) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 as amended (the “Securities Exchange Act”), and (c) an “outside director,” as that term is defined under Section 162(m) of the Internal Revenue Code of 1986.
Governance Committee
The Governance Committee operates pursuant to a written charter that is available on our website at http://www.shutterflyinc.com. The Governance Committee is responsible for making recommendations to the Board of Directors regarding candidates for directorship and the structure and composition of our Board of Directors and committees of the Board of Directors. Among other things, the Governance Committee is responsible for identifying, evaluating and nominating candidates for appointment or election as members of our Board of Directors; developing, recommending and evaluating a code of conduct and ethics applicable to all of our employees, officers and directors and a code applicable to our chief executive officer and senior finance department personnel; recommending that our Board of Directors establish special committees as may be necessary or desirable from time to time; recommending policies and procedures for stockholder nomination of directors and annually reviewing and evaluating the composition and performance of the Governance Committee, including the adequacy of the Governance Committee charter.
The current members of our Governance Committee are Stephen J. Killeen, who is the chair of the Governance Committee, James N. White and Nancy J. Schoendorf. We believe that each of Mr. Killeen, Mr. White and Ms. Schoendorf is an “independent director” under the applicable rules and regulations of the NASDAQ Stock Market.
Director Qualifications
In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Board of Directors considers the Board’s diversity. The Board seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. Nominees for directors are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. Other characteristics considered by our Governance Committee include the candidate’s integrity, business acumen, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders.
Our Board of Directors and each of its committees engage in an annual self-evaluation process. As part of that process, directors, including our President and Chief Executive Officer, provide feedback on, among other things, whether the Board has the right set of skills, experience and expertise. This evaluation encompasses a consideration of diversity as described above
Stockholder Nominations to the Board of Directors
The Governance Committee will consider director candidates recommended by stockholders in the same manner in which it evaluates candidates generally, using, at a minimum, the criteria set forth above. Stockholders who wish to recommend individuals for consideration by the Governance Committee to become nominees for election to the Board at an annual meeting of stockholders must do so in accordance with the procedures set forth in our Bylaws. See “When are stockholder proposals due for next year’s Annual Meeting?” above for additional information. In general, each submission must set forth: (a) as to the stockholder (1) the name and address of the stockholder on whose behalf the submission is made; (2) the class and number of our shares that are directly or indirectly beneficially owned by such stockholder as of the date of the submission; (3) any derivative position in our securities beneficially held by such stockholder as of the date of the submission; (4) any performance related fees that such stockholder is entitled to, based on any increase or decrease in the value of our shares or derivative position, if any, as of the date of the submission; and (5) a representation whether such stockholder intends to deliver a proxy statement and/or form of proxy to holders of a sufficient number of shares to elect the nominee or nominees submitted; and (b) as to each person whom the stockholder proposes to nominate for election (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, including such person’s written consent to being named in such proxy statement as a nominee and to serving as a director if elected; and (2) a statement whether such person, if elected, intends to tender, promptly following such person’s election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with our Corporate Governance Principles. Stockholder nominations of directors must be addressed to Corporate Secretary, Shutterfly, Inc., 2800 Bridge Parkway, Redwood City, CA 94065.
Board Leadership Structure
Shutterfly’s business is managed under the direction of the Board, whose members are elected by our stockholders. The basic responsibility of the Board is to lead the company by exercising its business judgment to act in what each director reasonably believes to be the best interests of Shutterfly and its stockholders. Leadership is important to facilitate the Board acting effectively as a working group so that the company and its performance may benefit. The role of the Chairman of the Board includes leading the Board in its annual evaluation of the Chief Executive Officer (in conjunction with the recommendations of the Compensation Committee), providing continuous feedback on the direction, performance and strategy of the company, serving as Chair of regular and executive sessions of the Board, setting the Board’s agenda with the Chief Executive Officer, and leading the Board in anticipating and responding to crises. At this time, our Board is led by an independent Chairman, Mr. Philip A. Marineau. Our Chief Executive Officer, Mr. Housenbold, is the only member of the Board who is not an independent director. We believe that this leadership structure facilitates the accountability of our Chief Executive Officer to the Board of Directors and strengthens the Board’s independence from management. In addition, separating these roles allows Mr. Housenbold to focus his efforts on running our business and managing the day-to-day company operations, while allowing our Chairman to lead the Board in its fundamental role of providing advice to and independent oversight of management.
Board of Directors’ Role in Risk Oversight
Together with the Board’s standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material operational, financial, compensation and compliance risks with senior management. As part of its responsibilities as set forth in its charter, the Audit Committee is responsible for reviewing with management our major financial risk exposures and the steps management has taken to monitor such exposures, including our procedures and any related policies, with respect to risk assessment and risk management. For example, our Chief Financial Officer reports to the Audit Committee on a regular basis with respect to compliance with our risk management policies. The Audit Committee also performs a central oversight role with respect to financial and compliance risks, and reports on its findings at each regularly scheduled meeting of the Board. The Compensation Committee considers risk in connection with its design of compensation programs for our executives. The Governance Committee annually reviews our corporate policies and their implementation. Each committee regularly reports to the Board.
Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance
Our Board of Directors met seven (7) times during the last fiscal year. During 2013, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, except for Ms. Mather, who was appointed to the Board in May 2013 and to the Audit Committee in July 2013 and was unable to attend 1 meeting of the Board and 3 meetings of the Audit Committee held during the period in which she served as a director during 2013.
We encourage all of our directors and nominees for director to attend our Annual Meeting. Seven Board members attended our 2013 Annual Meeting.

Stockholder Communications with the Board of Directors
Should stockholders wish to communicate with the Board, such correspondences should be sent to the attention of the Company’s Secretary, at 2800 Bridge Parkway, Redwood City, California 94065. The Company’s Secretary will forward the communication to the Board members.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee is comprised entirely of independent directors. None of the members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers serves or in the past has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more of its executive officers serving on our Board of Directors or our Compensation Committee.
CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a Code of Conduct and Ethics that applies to all of our officers, directors and employees. We have also adopted an additional written code of ethics, the Code of Conduct and Ethics for Chief Executive Officer and Senior Finance Department Personnel, that applies to our principal executive officer, principal financial officer, principal accounting officer, controller and other employees of the finance department designated by our Chief Financial Officer. These codes are available on our website at http://www.shutterflyinc.com. If we make any substantive amendments to the codes or grant any waiver from a provision of the codes to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by NASDAQ listing standards or applicable law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information as to the beneficial ownership of our common stock as of March 26, 2014 for:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	each Named Executive Officer as set forth in the summary compensation table below; and

•	all executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 26, 2014, and restricted stock units that may be settled on or within 60 days of March 26, 2014 are deemed to be outstanding and to be beneficially owned by the person holding the options or restricted stock units for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Percentage ownership of our common stock in the table is based on 39,168,078 shares of our common stock outstanding on March 26, 2014. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Shutterfly, Inc., 2800 Bridge Parkway, Redwood City, California 94065.

	Shares of Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Number	Approx. Percentage
5% Stockholders:
Wells Fargo & Company (2)	4,535,646	11.6%
PRIMECAP Management Company (3)	2,662,432	6.8%
Franklin Resources, Inc. (4)	2,611,839	6.7%
AllianceBernstein LP (5)	2,490,299	6.4%
Columbia Wanger Asset Management, LLC (6)	2,337,191	6.0%
BlackRock, Inc. (7)	2,152,540	5.5%
The Vanguard Group, Inc. (8)	2,141,395	5.5%

Directors and Named Executive Officers:
Eric J. Keller (9)	53,357	*
Stephen J. Killeen (10)	5,100	*
Philip A. Marineau (11)	149,127	*
Ann Mather (12)	1,356	*
Nancy J. Schoendorf (13)	58,384	*
Brian T. Swette (14)	19,827	*
James N. White (15)	43,363	*
Michael P. Zeisser (16)	1,356	*
Jeffrey T. Housenbold (17)	116,755	*
Brian M. Regan	-	*
Dwayne A. Black (18)	57,009	*
Daniel C. McCormick	-	*
Peter A. Navin (19)	-	*
All current directors and executive officers as a group (20)	534,134	1.4%
*Represents beneficial ownership of less than one percent of the outstanding shares of common stock.

(1)
Represents shares of the Company’s common stock held and options and other equity awards held by such individuals that were exercisable or payable within 60 days of March 26, 2014. Reported numbers do not include options, restricted stock units or performance‑based restricted stock units that vest more than 60 days after March 26, 2014. Restricted stock units and performance‑based restricted stock units are awards granted by the Company and payable, subject to vesting requirements, in shares of the Company’s common stock.

(2)
Wells Fargo & Company, on its own behalf and on behalf of its subsidiaries (Wells Capital Management Incorporated, Wells Fargo Advisors Financial Network, LLC, Wells Fargo Advisors, LLC, Wells Fargo Funds Management, LLC, Wells Fargo Bank, National Association and Wells Fargo Securities, LLC), filed a Schedule 13G/A with the Securities and Exchange Commission on January 28, 2014 stating that, of the 4,535,646 shares beneficially owned by it, it has (a) sole voting power over 27,069 shares, (b) shared voting power over 4,286,655 shares, (c) sole dispositive power over 27,069 shares and (d) shared dispositive power over 4,508,577 shares. According to the 13G/A filing, the address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94104. According to the 13G/A filing, Wells Capital Management Incorporated has (a) shared voting power over 246,571 shares, and (b) shared dispositive power over 4,320,033 shares. According to the 13G/A filing, the address of Wells Capital Management Incorporated is 525 Market Street, 10th Floor, San Francisco, CA 94105. According to the 13G/A filing, Wells Fargo Funds Management LLC has (a) sole voting power over 123 shares, (b) shared voting power over 4,025,644 shares, (c) sole dispositive power over 123 shares and (d) shared dispositive power over 4,025,644 shares. According to the 13G/A filing, the address of Wells Fargo Funds Management LLC is 525 Market Street, San Francisco, CA 94105.

(3)
PRIMECAP Management Company stated in its Schedule 13G filed with the Securities and Exchange Commission on March 7, 2014 that, of the 2,662,432 shares beneficially owned by it, it has (a) sole voting power over 2,436,577 shares, and (b)  sole dispositive power over 2,662,432 shares. According to the 13G filing, the address of PRIMECAP Management Company is 225 South Lake Ave., #400, Pasadena, CA 91101.

(4)
Franklin Resources, Inc. (“FRI”), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. (“FAI”) stated in its Schedule 13G filed with the Securities and Exchange Commission on February 12, 2014, that one or more open- or closed-end investment companies or other managed accounts that are clients of investment managers that are direct and indirect subsidiaries of FRI beneficially own 2,611,839 shares of our common stock.  Of those shares: (a) FAI has sole voting power over 2,381,996 shares and sole dispositive power over 2,455,596 shares, (b) Franklin Templeton Portfolio Advisors, Inc. has sole voting and dispositive power over 103,598 shares, (c) Fiduciary Trust Company International has sole voting power over 50,545 shares and sole dispositive power over 52,245 shares, and (d) Franklin Templeton Investments (Asia) Ltd. has sole voting and dispositive power over 400 shares.  According to the 13G filing, the address for each of the filers is One Franklin Parkway, San Mateo, CA 94403-1906.

(5)
AllianceBernstein LP stated in its Schedule 13G filed with the Securities and Exchange Commission on February 11, 2014 that, of the 2,490,299 shares beneficially owned by it, it has (a) sole voting power over 2,142,577 shares, (b)  sole dispositive power over 2,444,031 shares and (c) shared dispositive power over 46,268 shares. According to the 13G filing, the address of AllianceBernstein LP is 1345 Avenue of the Americas, New York, NY, 10105.

(6)
Columbia Wanger Asset Management, LLC (“Columbia”) stated in its Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2013, that it does not directly own any shares of our common stock, however, as an investment adviser of registered and unregistered investment companies and managed accounts, Columbia may be deemed to beneficially own 2,337,191 shares, of which it has (a) sole voting power over 2,179,274 shares and (b) sole dispositive power over 2,337,191 shares. According to the 13G/A filing, the address of each of Columbia Wanger Asset Management, LLC is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

(7)
BlackRock, Inc. stated in its Schedule 13G/A filed with the Securities and Exchange Commission on January 30, 2014, that of the 2,152,540 shares beneficially owned, it has (a) sole voting power over 2,041,273 shares and (b) sole dispositive power over 2,152,540 shares. According to the 13G/A filing, the address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(8)
The Vanguard Group, Inc. stated in its Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2014, that of the 2,141,395 shares beneficially owned, it has (a) sole voting power over 53,669 shares, (b) sole dispositive power over 2,090,926 shares and (c) shared dispositive power over 50,469 shares. According to the 13G/A filing, the address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(9)
Consists of 12,364 shares in which Mr. Keller has sole voting and dispositive power, 35,182 shares subject to options that are exercisable within 60 days of March 26, 2014 and 5,811 restricted stock units that are eligible for vesting within 60 days of March 26, 2014.

(10)	Consists of 5,100 restricted stock units that are eligible for vesting within 60 days of March 26, 2014.

(11)
Consists of 34,558 shares in which Mr. Marineau has sole voting and dispositive power, 107,740 shares subject to options that are exercisable within 60 days of March 26, 2014 and 6,829 restricted stock units that are eligible for vesting within 60 days of March 26, 2014.

(12)	Consists of 1,356 restricted stock units that are eligible for vesting within 60 days of March 26, 2014.

(13)
Consists of 42,878 shares in which Ms. Schoendorf has sole voting and dispositive power, 10,000 shares subject to options that are exercisable within 60 days of March 26, 2014 and 5,506 restricted stock units that are eligible for vesting within 60 days of March 26, 2014.

(14)	Consists of 14,727 shares in which Mr. Swette has sole voting and dispositive power and 5,100 restricted stock units that are eligible for vesting within 60 days of March 26, 2014.

(15)
Consists of (a) 10,399 shares held by Mr. White, (b) 26,180 shares held by James N. White and Patricia A. O’Brien as co-trustees of The White Revocable Trust U/A/D 4/3/97, (c) 1,684 shares held by SHV Profit Sharing Plan for the benefit of Mr. White, and (d) 5,100 restricted stock units that are eligible for vesting within 60 days of March 26, 2014. Mr. White has sole voting and investment power with respect to the shares held by SHV Profit Sharing Plan for the benefit of James N. White and shares voting and investment power with respect to the shares held by The White Revocable Trust. Mr. White disclaims beneficial ownership of the shares held by The White Revocable Trust except to the extent of his individual pecuniary interest therein. The address of Mr. White is 755 Page Mill Road, Suite A-200, Palo Alto, CA 94304-1005.

(16)	Consists of 1,356 restricted stock units that are eligible for vesting within 60 days of March 26, 2014.

(17)	Consists of 116,755 shares in which Mr. Housenbold has sole voting and dispositive power.

(18)	Consists of 57,009 shares in which Mr. Black has sole voting and dispositive power.

(19)	Mr. Navin resigned as our Senior Vice President, Human Resources effective March 14, 2014.

(20)
For the executive officers, this group includes Messrs. Housenbold, Regan, Black, Boris, McCormick and Navin as of March 26, 2014. Includes 152,922 shares subject to options that are exercisable within 60 days of March 26, 2014, and 64,658 shares subject to restricted stock units that are eligible for vesting within 60 days of March 26, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2013, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were met.

PROPOSAL NO. 2
ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION
In accordance with Section 14A of the Securities Exchange Act, we are including in this Proxy Statement the opportunity for our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement.
As described in detail under the heading “Compensation Discussion and Analysis”, the objective of our executive compensation program is to attract, motivate and retain the exceptional leaders we need to drive shareholder value, fulfill our vision and mission, uphold our company values and achieve our corporate goals. We accomplish these goals in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. We believe the compensation program for the Named Executive Officers was strongly aligned with the long-term interests of our stockholders and was instrumental in helping us achieve strong financial performance in 2013.
Accordingly, we are asking you to approve, on an advisory basis, the compensation of our Named Executive Officers, as described in this Proxy Statement, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the related compensation tables and other narrative executive compensation disclosure contained therein.
The following resolution is hereby submitted for a stockholder vote at the annual meeting:
“RESOLVED, that the stockholders of Shutterfly approve, on an advisory basis, the compensation of Shutterfly’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion of this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”
Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote. The Compensation Committee will consider our stockholders’ concerns to the extent there is any significant vote against the compensation of our Named Executive Officers as disclosed in this Proxy Statement and take them into account in future determinations concerning our executive compensation program. The Board therefore recommends that you indicate your support for the compensation of the company’s Named Executive Officers, as described in this Proxy Statement.
We have determined that our stockholders should cast an advisory vote on the compensation of our Named Executive Officers on an annual basis. Unless this policy changes, our next advisory vote on the compensation of our Named Executive Officers will be at the 2015 Annual Meeting of Stockholders.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE, ON AN ADVISORY BASIS, FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS’ DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND THE RELATED NARRATIVE DISCUSSION OF THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION
This Compensation Discussion and Analysis provides information about the 2013 compensation for our Chief Executive Officer, our Chief Financial Officer and our next three most highly‑compensated executive officers who were serving as executive officers at the end of 2013, who were as follows:

•	Jeffrey T. Housenbold, our President and Chief Executive Officer (our “CEO”);

•	Brian M. Regan, our Senior Vice President and Chief Financial Officer;

•	Dwayne A. Black, our Senior Vice President, Operations;

•	Daniel C. McCormick, our Senior Vice President and General Manager; and

•	Peter A. Navin, our former Senior Vice President, Human Resources, who resigned effective March 14, 2014.
Compensation information for these individuals, who we refer to collectively as our “Named Executive Officers,” is presented in the compensation tables following this Compensation Discussion and Analysis.
This Compensation Discussion and Analysis describes our executive compensation program for 2013. It also describes how the Compensation Committee of our Board of Directors (the “Compensation Committee”) arrived at the specific compensation decisions for our Named Executive Officers, and discusses key factors that the Compensation Committee and our Board of Directors considered in determining their compensation.
Throughout this Compensation Discussion and Analysis, we refer to two primary measures of our financial performance: net revenues and adjusted EBITDA, which we define as earnings before interest, taxes, depreciation and amortization, and stock based compensation (“adjusted EBITDA”), which is a non-GAAP financial measure. The section titled “Non-GAAP Financial Measures” in our annual report on Form 10-K as filed with the Securities and Exchange Commission on February 14, 2014 contains an explanation of how we calculate this measure and provides a reconciliation of this measure to the most directly comparable GAAP measures.
Executive Summary
Response to 2013 Say-on-Pay Advisory Vote on Executive Compensation
At our 2013 Annual Meeting of Stockholders, we conducted a non-binding advisory vote of our stockholders (“Say-on-Pay” vote) to approve the compensation of the Named Executive Officers. At that meeting, 54.6% voted to approve the compensation of the Named Executive Officers, continuing a decreasing trend in recent years. The opinions of our stockholders are important to us, and given the vote result in recent years, we recognized the need to better understand their concerns and incorporate their feedback into our executive compensation planning and design going forward.
We actively engaged with each of our top 20 institutional stockholders, representing over 87% of the outstanding shares of our common stock, to discuss the 2013 Say-on-Pay vote and identify their concerns and potential areas for improving our executive compensation program. We also carefully reviewed the reports issued by Institutional Shareholder Services (ISS) and Glass-Lewis & Co. on our executive compensation policies and practices and considered various actions to respond to their concerns. The Compensation Committee, in addition to its regular meetings in July and October 2013, held two special meetings in September 2013 to specifically consider the collective stockholder input from these efforts.
The 2013 Say-on-Pay vote occurred after our annual executive compensation review in February 2013. As a result, the Compensation Committee decided that the changes or enhancements to our executive compensation program resulting from these discussions would be reflected in our executive compensation actions and decisions for 2014. Our stockholders did not request, and we did not take any action to modify the executive compensation decisions made in February 2013 prior to the 2013 Say-on-Pay vote. Accordingly, the Compensation Committee took the following actions to modify our executive compensation program for 2014 in the following significant respects:

Stockholder Concern	Response Reflected in 2014 Compensation Decisions
1. Size of overall CEO target compensation package
Significantly reduced the overall target compensation of our CEO for 2014 (-31% vs. 2013), driven mostly by a reduction in target long-term incentive compensation, minimally offset by an increase in base salary to align with the compensation peer group median.

2. Size of target long-term incentive (LTI) award to CEO
Significantly reduced the grant date fair value of our CEO’s target long-term incentive award, from $12.0M in 2013 to $7.8M in 2014, a 35% reduction.
Extended the vesting period of the time-based portion of the overall equity award to 4 years, from 3 years in 2013.

3. Short and long-term incentive plans use same performance measures and same one-year measurement period
Changed CEO performance-based long-term incentive compensation for 2014 to be based on three separate measures evaluated over a two-year performance period:
1.    Two-year Net Revenue growth,
2.    Two-year adjusted EBITDA growth,
3.    Two-year Relative Stockholder Return.
The short-term incentive plan for our CEO remains based on quarterly financial targets.

4. Payment of discretionary bonuses
Adopted an annual bonus plan for 2014 that bases all bonus payments on objective business results and allows for the exercise of discretion only to reduce tentative bonus payments (so-called “negative discretion”).
We paid no discretionary bonuses for the 2013 bonus year.

5. Awarding bonuses for negative earnings
Our bonus plan will continue to provide bonuses for the achievement of our quarterly financial goals, including achievement of our quarterly adjusted EBITDA target levels which, as the seasonality of our business dictates, may be negative; however the significant upside potential of the plan has been amended to be based on the achievement of a full-year, positive adjusted EBITDA target level.

6. Pay-for-performance disconnect
Performance-based weighting increased to represent the majority (55%) of our CEO’s long-term incentive compensation opportunity for 2014.
To earn the maximum long-term performance-based award for 2014, in addition to achieving the two-year adjusted EBITDA target, both of the following maximum level performance conditions must be met:
1) Two-year Net Revenue growth must exceed the target goal by 50%, and
2) Shutterfly’s Relative Stockholder Return must exceed the Russell 2000 Index by 25 percentage points over the two-year measurement period.

The Compensation Committee is committed to continuing its engagement of our stockholders on executive compensation matters to understand their views concerning our executive compensation philosophy, policies and practices.
Consistent with the recommendation of our Board of Directors and the preference of our stockholders as reflected in the advisory vote on the frequency of future Say-on-Pay votes conducted at our 2011 Annual Meeting of Stockholders, our Board of Directors has adopted a policy providing for annual stockholder advisory (non-binding) votes on the compensation of the Named Executive Officers. Accordingly, following the Annual Meeting of Stockholders to which this proxy statement relates, the next stockholder advisory vote on the compensation of the Named Executive Officers will take place in 2015.
Note that the impact of the modifications described above is not reflected in the 2013 Summary Compensation Table in this Proxy Statement. Since these modifications were made in response to our 2013 Say-on-Pay vote, which occurred after the Compensation Committee had made its fiscal 2013 executive compensation decisions, they will not be reflected in the Summary Compensation Table and accompanying information until our 2015 Proxy Statement.

2013 Company Performance
Our Expanding Business
We are the leading digital retailer of high-quality personalized products and services offered through a family of lifestyle brands.  Our vision is to make the world a better place by helping people share life’s joy. Our mission is to build an unrivaled service that enables deeper, more personal relationships between our customers and those who matter most in their lives.  Our primary focus is helping consumers manage their memories through the powerful medium of photography. We provide a full range of personalized photo-based products and services that make it easy, convenient and fun for consumers to upload, edit, enhance, organize, find, share, create, print, and preserve their memories in a creative and thoughtful manner. We operate seven trusted premium lifestyle brands: Shutterfly, Tiny Prints, Wedding Paper Divas, Treat, ThisLife, MyPublisher and BorrowLenses.
We operate in dynamic and competitive markets and compete for executive talent in the highly-competitive entrepreneurial Silicon Valley, which includes a large number of early-stage venture-backed companies, pre-IPO companies and mature publicly-traded companies, most of which operate in the high-growth technology sector. Accordingly, the goal of our executive compensation program is to attract, motivate and retain a talented, innovative and results-oriented team of executives who will provide leadership for our growth in this dynamic environment.
Record Setting Financial Results
During 2013, we experienced an increase in demand for our products and services and achieved record financial results:

▪	Net revenues were $784 million, a 22% increase from 2012;

▪	Adjusted EBITDA was $150.4 million, a 17% increase from 2012;

▪	We saw a 15% increase in customers, 14% increase in orders, and 7% increase in average order value from 2012;

▪	Our Enterprise business grew 39%, contributing $37.7 million in revenue in 2013, nearly 5% of our total net revenues for the year; and

▪	Our market capitalization at the end of December 2013 was $1.95 billion, compared to $1.1 billion at the end of December 2012, an increase of over $859 million in stockholder value.
The fourth quarter of 2013 was our 52nd consecutive fiscal quarter of year-over-year net revenue growth, reflecting a continuation of our year-over-year growth for the past 12 years, as illustrated below:

Net Revenue ($M)
CAGR: 47%
$8
$16
$31
$55
$84
$123
$187
$214
$246
$308
$473
$641
$784
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013

Compound Annual Growth Rate (CAGR) of our Net Revenue from 2001 to 2013 is 47%

As a result of this performance, we achieved a 2013 total stockholder return (“TSR”) of 70.5%, significantly outperforming both our compensation peer group and the Russell 2000 index. Further, from our initial public offering in September 2006 to the end of December 2013, our stock price has increased over 215%, significantly above both the Nasdaq Composite Index (IXIC) and the Russell 2000 Index (RUT) returns over the same period.

Disciplined, Strategic Investments to Drive Long-term Shareholder Value
During 2013, we also achieved several significant operational milestones in support of our long-term growth initiatives, including the following:

▪	We acquired MyPublisher and BorrowLenses, which expanded our portfolio of premium lifestyle brands to seven, and R&R Images, which added additional printing capabilities.

▪
We launched the beta version of our new, enhanced cloud service, ThisLife, where consumers can gather and organize photos and videos from across devices, cloud services and social networks, and which include easy to use features like facial recognition, duplicate detection, chronological organization, and images search.

▪
We opened our new Fort Mill, South Carolina production facility, which significantly increased the size of our Southeast manufacturing footprint. During 2013, we entered into leases for new facilities in Shakopee, Minnesota and Tempe, Arizona which are expected to be operational in 2014 and 2015, respectively. Our Shakopee facility will provide us with a production facility in the Midwest, to round out our current West, Northeast, and Southeast production capabilities. It will also provide a level of redundancy in our manufacturing network and supply chain. Our Arizona facility will allow us to consolidate all of our locations in the greater Phoenix area, including the recently acquired R&R Images facility, as well as offer flexibility for future expansion.

▪
We decided to move from our current California based co-location facility to a new co-location facility in Las Vegas, Nevada. This move in 2014 will significantly expand our storage capacity and reduce our power costs.

CEO Pay-for-Performance
The following discussion reflects the compensation decisions that were approved for our CEO in early 2013, before the feedback from our stockholders associated with our 2013 Say-on-Pay vote was received. Following the vote and as a result of our subsequent stockholder engagement efforts, the Compensation Committee approved the 2014 compensation of our CEO incorporating significant design modifications based on stockholder feedback. These modifications are summarized in the Response to 2013 Say-on-Pay Advisory Vote on Executive Compensation section above.

CEO Compensation Objectives

Our steady and consistent growth over the past nine years, as well as our success in developing a leading market position has largely been the result of the exceptional leadership of our CEO. His focus, creativity and ability to motivate our workforce have enabled us to flourish in a market sector that has proved to be unforgiving to less nimble and entrepreneurial companies. His role as the primary driver of our business, including its successful entry into and resulting market-leading position in several commercial ventures have been integral to our positioning as an industry leader. Most significantly, his recognized status as a leader and visionary has allowed us to attract and develop a top-caliber executive team, capable of achieving our long-term growth objectives.
Our success has not gone unnoticed, and has also made our CEO an attractive candidate for employment with larger companies and companies preparing to go public. We believe that it is critical to our continued success to offer him a total compensation package that will, among other things, forestall the lure of employment opportunities with these other companies in the technology industry. As a result, we have sought to structure the compensation opportunities for our CEO to achieve three principal objectives:

1.	To motivate, and reward, the achievement of our annual and long-term financial and strategic objectives;

2.	To ensure that he remains with Shutterfly to guide our business through the ongoing transformation of photo storage and sharing technologies and the accompanying changes in consumer tastes; and

3.	To align his total compensation with stockholder performance.
CEO Pay Mix
To achieve these objectives, in 2013 the Compensation Committee approved a target total direct compensation mix for our CEO that continued to consist primarily of equity awards, split evenly between performance based restricted stock unit (“PBRSU”) awards that align with our financial and strategic objectives, and time-based RSU awards that align with our retention objective. The combined equity awards comprised 92% of his target total direct compensation opportunity. This pay mix reflects a meaningful competitive compensation opportunity (particularly in light of the very competitive market in the Silicon Valley for seasoned public company senior executives), a strong retention orientation and, we believe, will reward his success in achieving our ongoing strategic and functional imperatives.

CEO Pay Level
Based on this design, the Compensation Committee is satisfied with the alignment of our CEO’s total direct compensation with our performance. Over time, as the size, complexity and performance of Shutterfly has grown, the Compensation Committee has increased the target total direct compensation opportunity of our CEO to reflect his enhanced role and performance. We believe that, given our current long-term business objectives, the most relevant measure for assessing pay-for-performance alignment is a comparison of our CEO’s total direct compensation with the key financial measures that our Board of Directors uses to evaluate our ability to position our business for continued growth and long-term market success. We also recognize that the creation of stockholder value provides an important context for understanding and evaluating the overall appropriateness of our CEO’s total direct compensation. Accordingly, the following graphs provide an illustration of the strong linkage between our CEO’s actual total direct compensation and our net revenue growth, adjusted EBITDA growth, and the increase in market capitalization over the five-year period from 2009 through 2013.

CEO Pay vs. Net Revenue ($M)
$800.0
$700.0
$600.0
$500.0
$400.0
$300.0
$200.0
$100.0
$0.0
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
$2.6
$5.2
$9.5
$6.5
$13.3
$13.2
$246.4
$307.7
$473.3
$640.6
$783.6
2009
2010
2011
2012
2013
Net Revenue
CEO: TDC
CEO TDC: Revised

CEO Pay vs. Adj EBITDA ($M)
$160.0
$140.0
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
$2.6
$5.2
$9.5
$6.5
$13.3
$13.2
$50.2
$67.1
$83.7
$128.1
$150.4
2009
2010
2011
2012
2013
Adjusted EBITDA
CEO: TDC
CEO TDC: Revised

CEO Pay vs. Market Cap ($M)
$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
$2.6
$5.2
$9.5
$6.5
$13.3
$13.2
$461.0
$975.0
$793.0
$1,086.0
$1,945.0
2009
2010
2011
2012
2013
Market Cap
CEO: TDC
CEO TDC: Revised

Total Direct Compensation (TDC) is comprised of annual base salary, bonus and equity awards (valued on grant date).
2011 PBRSUs were not awarded as performance targets were not met. TDC excluding these awards is indicated above in the “CEO TDC: Revised” line which provides an alternative illustration of realizable compensation.
Executive Compensation Best Practices
In discharging its responsibilities relating to executive compensation, the Compensation Committee monitors trends and developments in compensation “best practices” and looks to enhance the effectiveness of our executive compensation program on an ongoing basis. As a result, our executive compensation program reflects the following policies and practices:

▪
Compensation Committee and Advisor Independence – The Compensation Committee is composed solely of independent directors, under its own authority, and has engaged its own independent advisors, including a compensation consultant and legal counsel.

▪
Advisory Vote on Executive Compensation – We conduct an annual stockholder advisory vote on the compensation of the Named Executive Officers, and our Board of Directors and the Compensation Committee carefully consider the outcome of these advisory votes when making compensation decisions.

▪	Stock Ownership Policy – We maintain a stock ownership policy for our CEO and the members of our Board of Directors.

▪
Compensation Recovery Policy – We maintain a compensation recovery (“clawback”) policy that provides for the recoupment of annual incentive compensation from our executive officers in the event of a financial restatement resulting from the fraud or intentional misconduct of an executive officer.

▪
Compensation-Related Risk Assessment – We conduct an annual evaluation of our compensation programs, policies and practices to ensure that they reflect an appropriate level of risk-taking but do not encourage our employees to take excessive or unnecessary risks that could have an adverse impact on Shutterfly.

▪
Double-Trigger Change in Control Arrangements – The post-employment compensation arrangements for the Named Executive Officers provide for the receipt of payments and benefits only in the event of (i) involuntary termination of employment (ii) following a change in control of Shutterfly.

▪
Limit on Cash Change in Control Payments – The potential cash payments that the Named Executive Officers are eligible to receive in the event of an involuntary termination of employment following a change in control of Shutterfly are limited to 125% of base salary (15 months) and 125% of target bonus in the case of our CEO, and 50% of salary (6 months) for our other Named Executive Officers.

▪
Executive Perquisites – We do not provide any significant perquisites or other personal benefits to our executive officers; our executive officers participate in our health and welfare benefit programs on the same basis as all of our employees.

▪
Retirement Programs – Other than our 401(k) retirement plan generally available to employees, we do not provide defined benefit or contribution retirement plans or arrangements or nonqualified deferred compensation plans or arrangements for our executive officers.

▪
Prohibition on Hedging – Under our stock ownership policy, our CEO and members of our Board of Directors are prohibited from speculating in our equity securities, including the use of short sales, “sales against the box” or any equivalent transaction involving our equity securities. In addition, they may not engage in any other hedging transactions, such as “cashless” collars, forward sales, equity swaps and other similar or related arrangements, with respect to the securities that they hold. Additionally, under our insider trading policy, no employee, officer or member of our Board of Directors may acquire, sell or trade in any interest or position relating to the future price of our equity securities.

▪
No Tax “Gross-Ups” or Payments – We do not provide any “gross-ups” or tax payments in connection with any compensation element or any excise tax “gross-up” or tax reimbursement in connection with any change in control payments or benefits.

Our Corporate Values and Compensation Philosophy
Our Values
We seek to be a transformative global organization that improves peoples’ lives, as reflected in our corporate values:

▪	Our Vision: Our vision is to make the world a better place by helping people share life’s joy.

▪	Our Mission: Our mission is to build an unrivaled service that enables deeper, more personal relationships between our customers and those who matter most in their lives.

▪
Our Values: We passionately pursue excellence in everything we do. We inspire customers and each other to be creative and to achieve more than was thought possible. We act as owners of Shutterfly, doing the right thing proactively, decisively and based on facts. We are committed to supporting each other and providing great service, quality and value to our customers. We treat each other and our customers as we would want to be treated.

▪
Our Corporate Goals: Each year, we establish overall corporate financial and non-financial goals as an integral part of our strategy to improve corporate performance and increase stockholder value. Our executive compensation program, policies and practices are designed to create incentives for outstanding execution and to reward our employees for their contributions towards achieving such goals.

Our Compensation Philosophy

Our compensation philosophy provides the guiding principles for structuring compensation programs that embody these values.

▪
Compensation Should Reflect our Pay-for-Performance Culture. A core element of our compensation philosophy is our belief that pay should be directly linked to performance. Accordingly, a significant portion of executive compensation is contingent on, and varies based on, growth in stockholder value, achievement of our corporate performance goals and individual contributions to our success.

▪
Compensation Level and Mix Should Reflect Responsibility and Accountability. Total compensation is higher for individuals with greater responsibility, greater ability to influence achievement of our corporate goals and greater accountability for those goals. As responsibility increases, a greater portion of the executive’s total compensation is performance-based pay, contingent on the achievement of corporate and individual performance objectives. Performance-based cash bonuses and equity-based compensation are appropriately higher for executives with higher levels of responsibility and accountability for results.

▪
Compensation Should Enhance Stockholder Value. Compensation should create management incentives to achieve short-term results in a manner that also supports our long-term strategic and financial goals. Performance-based cash bonuses create incentives for achieving results that enhance stockholder value in the short-term, while equity awards serve to align the interests of our executives with our stockholders over the long-term. Our compensation policies and practices, such as the mix of compensation elements and overall limits on incentive pay, are designed to balance short-term and long‑term interests, and thus prevent the creation of incentives that could result in individuals taking inappropriate risks that would have a material adverse effect on Shutterfly. Further, our executive compensation program is subject to an annual assessment process that is intended to identify any areas of our compensation policies and practices that may unintentionally encourage inappropriate risk-taking.

Our Compensation Objectives
The purpose of our executive compensation program is to attract, motivate and retain the exceptional leaders we need to drive stockholder value, fulfill our vision and mission, uphold our values and achieve our corporate objectives. Our executive compensation program is specifically designed to:

▪	Attract Top Talent. Attract executives who have the skills, competencies and experience necessary to achieve our corporate goals.

▪	Retain High Performers. Retain executives who continue to perform at a high level.

▪
Engage Individuals through Pay-for-Performance. Reinforce a sense of ownership, urgency and entrepreneurial spirit among our executives by rewarding them fairly over time and by linking a significant portion of their compensation in excess of base salary to achievement of measurable corporate and individual performance objectives.

▪
Be Competitive to Market. Be competitive with compensation paid by companies in the same market for executive talent, including public and private companies in a wide range of sizes and stages of development.

Executive Compensation Design
Consistent with our compensation philosophy, the target total direct compensation opportunities of our CEO and other executive officers, including each of the other Named Executive Officers, reflect a higher percentage of at-risk compensation relative to other Shutterfly employees. This performance-based structure creates opportunities for higher compensation with strong corporate and individual performance and lower compensation at lower performance levels. The Compensation Committee believes that the more senior an executive officer, the more his or her compensation should be at-risk. We believe that this approach is appropriate because our executive officers have the greatest influence on Shutterfly’s performance, with our CEO having the greatest influence.

Executive Compensation Process
Role of the Compensation Committee
The Compensation Committee, among its other responsibilities, establishes our overall compensation philosophy and reviews and approves our executive compensation program, including the specific compensation of our executive officers, including the Named Executive Officers. The Compensation Committee has the authority to retain special counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities to determine the compensation of our executive officers.

While the Compensation Committee determines our overall compensation philosophy and approves the compensation of our executive officers, it relies on its compensation consultant and legal counsel, as well as our CEO, our Chief Financial Officer, our Senior Vice President, Human Resources and our executive compensation staff to formulate recommendations with respect to specific compensation actions. The Compensation Committee makes all final decisions regarding compensation, including base salary levels, target bonus opportunities, actual bonus payments and equity awards. The Compensation Committee meets on a regularly-scheduled basis and at other times as needed. The Compensation Committee periodically reviews compensation matters with our Board of Directors.

At least annually, the Compensation Committee conducts a review of our executive compensation program to assess whether our compensation elements, actions and decisions (i) are aligned with our vision, mission, values and corporate goals, (ii) provide appropriate short-term and long-term incentives for our executive officers and (iii) are competitive with the compensation of executives in comparable positions at the companies with which we compete for executive talent. As part of this process, the Compensation Committee takes into consideration the recommendations of our CEO and a competitive market analysis prepared by its compensation consultant. In the course of its deliberations, the Compensation Committee also considers competitive positioning, internal equity and our corporate and individual achievements against one or more short-term and long-term performance objectives. The Compensation Committee does not weight goals in any predetermined manner, nor does it apply any formulas in making these decisions. The Compensation Committee considers all of this information in light of their individual experience, knowledge of the Company, knowledge of the peer companies, knowledge of each Named Executive Officer and business judgment in making decisions regarding executive compensation and our executive compensation program.

As part of this process, the Compensation Committee also evaluates the performance of our CEO each year and makes all decisions regarding his base salary adjustments, bonus payments and equity awards. Our CEO is not present during any of the deliberations regarding his compensation.

Role of CEO
Each year, our CEO evaluates the performance of each of our executive officers, including the other Named Executive Officers, based on one or more individual performance objectives established at the beginning of the year. Using his subjective evaluation of each executive officer’s performance and taking into consideration our corporate performance during the preceding year, he then makes recommendations to the Compensation Committee regarding base salary adjustments for the current year, as well as bonus payments and equity awards. While the Compensation Committee considers these recommendations, as well as the competitive market analysis prepared by its compensation consultant, these recommendations and market data provide only reference points for the Compensation Committee. Ultimately, the Compensation Committee applies its own business judgment and experience to determine the individual compensation elements and amount of each element for our executive officers.

Role of Compensation Consultant
Pursuant to its charter, the Compensation Committee has the authority to engage its own legal counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities. Pursuant to this authority, the Compensation Committee has retained Compensia, Inc., a national compensation consulting firm, as its compensation consultant. Compensia provides the Compensation Committee with support regarding the amount and types of compensation that we provide to our executive officers, how these compare to the compensation practices of other companies and advice regarding other compensation-related matters.
     Representatives of Compensia attend meetings of the Compensation Committee as requested and also communicate with the Compensation Committee outside of meetings. Compensia reports to the Compensation Committee rather than to management, although Compensia may meet with members of management, including our CEO and members of our executive compensation staff, for purposes of gathering information on proposals that management may make to the Compensation Committee. During

2013, Compensia met with various executive officers to collect data and obtain management’s perspective on various executive compensation proposals.
The Compensation Committee may replace its compensation consultant or hire additional advisors at any time. Compensia has not provided any other services to us and has received no compensation other than with respect to the services described above.
Based on the consideration of the various factors as set forth in the rules of the SEC and the listing standards of the NASDAQ Stock Market, the Compensation Committee does not believe that its relationship with Compensia and the work of Compensia on behalf of the Compensation Committee has raised any conflict of interest.

Competitive Positioning
Given Shutterfly’s unique history, business sector, market competitors and geographical location, the Compensation Committee believes that the competitive market for executive talent includes early‑stage venture-backed Silicon Valley-based companies (including companies that are preparing for their initial public offering of equity securities), high-growth technology companies, including Internet-based product and services companies and mature retail companies with an Internet-based e-commerce business model. Accordingly, it develops a compensation peer group to contain a carefully-selected cross-section of such public companies using factors described below, with revenues and market capitalizations that are similar to Shutterfly. This data is supplemented with Radford executive compensation data representing both public and private technology companies that are of similar size with revenues between $500 million and $1 billion. The Compensation Committee considers the compensation practices of these peer group companies as one factor in its compensation deliberations.

Updating of Compensation Peer Group
In June 2012, following its review of the results of our stockholder advisory vote on the compensation of the Named Executive Officers held at our 2012 Annual Meeting of Stockholders, the Compensation Committee directed its compensation consultant to evaluate the group of companies used as a reference for market positioning in light of the feedback received from various stockholders, and determine whether to recommend potential adjustments to the composition of this compensation peer group.

The compensation consultant undertook a detailed review of the compensation peer group, taking into consideration the size of each company (based on revenues and market capitalization) and the following additional factors:

▪	the comparability of the company’s e-commerce business model;

▪	the comparability of the company’s primary sales channels, including via the Internet;

▪	the company’s consumer products and/or business services focus;

▪	the comparability of the company’s operating history;

▪	the comparability of the company’s revenue and market capitalization levels;

▪	the comparability of the company’s organizational complexities and growth attributes;

▪	the stage of the company’s maturity curve (which increases its likelihood of attracting the type of executive talent for whom we compete); and

▪	the comparability of the company’s operational performance (for consistency with our strategy and future performance expectations).

Based on these criteria, in October 2012 the Compensation Committee approved the revision of the compensation peer group to consist of 16 publicly‑traded social media, commercial printing and broad technology companies. The selected companies had revenues ranging from $300 million to $1 billion, with a median of $494 million, and market capitalizations ranging from $600 million to $4.9 billion, with a median of $1.6 billion. The companies comprising the compensation peer group were as follows:

ACI Worldwide Inc.	Demand Media, Inc.	TIBCO Software Inc.
Ancestry.com, Inc.	Fortinet, Inc.	Ultimate Software Group, Inc.
Bankrate, Inc.	Liquidity Services, Inc.	Value Click, Inc.
Concur Technologies, Inc.	MicroStrategy Incorporated	VistaPrint N.V.
Constant Contact, Inc.	Rovi Corporation	WebMD Health Corp.
Solera Holdings Inc.

This compensation peer group was used by the Compensation Committee in connection with its annual review of our executive compensation program in February 2013.

In October 2013, using the same criteria as described above but updating the size criteria (revenue and market capitalization) to align with Shutterfly’s growth, the compensation consultant evaluated the existing compensation peer group and recommended to the Compensation Committee the following peer group to consist of 19 publicly-traded internet, social media, application software and commercial printing companies, which the Compensation Committee subsequently approved. The selected companies had revenues ranging from $370 million to $1.5 billion, with a median of $688 million, and market capitalizations ranging from $1.0 billion to $8.9 billion, with a median of $3.3 billion.

ACI Worldwide Inc.	Fortinet, Inc.	Ultimate Software Group, Inc.
Akamai Technologies, Inc.	Liquidity Services, Inc.	Value Click, Inc.
Blackbaud, Inc.	MICROS Systems, Inc.	VeriSign, Inc.
Cadence Design Systems, Inc.	Pandora Media, Inc.	VistaPrint N.V.
Concur Technologies, Inc.	Solera Holdings Inc.	Web.com Group, Inc.
Fair Isaac Corp.	SS&C Technologies, Inc.	WebMD Health Corp.
TIBCO Software Inc.

This compensation peer group was used by the Compensation Committee in connection with its annual review of our executive compensation program in February 2014.

Compensation Program Elements
Our executive compensation program is comprised of three primary elements:

▪	Base salary;

▪	Quarterly performance-based cash bonuses; and

▪	Long-term incentive compensation in the form of equity awards.

We use these compensation elements to make up our executive compensation program because they are consistent with other programs in our competitive market and allow us to effectively compete for highly-qualified talent, each element supports achievement of one or more of our compensation objectives and, collectively, they have been and, we believe, will continue to be effective means for motivating our executive officers. We view these three primary elements of executive compensation as related, but distinct, components of our total compensation program. We do not believe that total compensation should be derived from a single element, or that significant compensation from one element should negate or reduce compensation from other elements.

Base Salary
The Compensation Committee sets the base salaries of our executive officers, including the Named Executive Officers, at levels it believes will enable us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall corporate goals. In determining base salaries, the Compensation Committee considers each executive officer’s qualifications and experience, scope of responsibilities, future potential, achievement of the annual goals established for him or her, time in position, his or her past job performance and our desired equity compensation position with respect to the competitive market.

In February 2013, the Compensation Committee set the base salaries of the Named Executive Officers for 2013, which became effective on March 1, 2013, as follows:

Named Executive Officer	2012 Base Salary	2013 Base Salary	Percentage Adjustment
Jeffrey T. Housenbold	$530,000	$560,000	5.7%
Brian M. Regan	$400,000	$400,000	0% (1)
Dwayne A. Black	$265,000	$295,000	11.3%
Daniel C. McCormick	$306,000	$366,000	19.6% (2)
Peter A. Navin	$265,000	$295,000	11.3%
(1) Mr. Regan’s base salary was not adjusted due to his recent hire date in the second half of 2012.
(2) Mr. McCormick’s base salary adjustment was the second and final step related to his promotion in 2012.

Quarterly Performance-Based Cash Bonuses
We use cash bonuses to reward the performance of our executive officers, including the Named Executive Officers, for their contributions to our overall corporate financial and operational performance for the current fiscal year. As currently structured, we evaluate and reward their performance based on quarterly performance periods. Generally, the Compensation Committee establishes financial measures and related target levels for each measure so that the relative difficulty of achieving such target levels is generally consistent from period to period. Accordingly, over the past several years, in some fiscal quarters we have met or exceeded these target levels and, in other fiscal quarters, we have failed to achieve the target levels.

In February 2013, the Compensation Committee approved a cash bonus plan for 2013 (the “2013 Bonus Plan”), in which most of our employees, including the Named Executive Officers, were participants. The 2013 Bonus Plan provided for bonus payments to participants from a bonus pool to be funded based upon our actual level of achievement of specific pre‑established quarterly target levels for net revenues and adjusted EBITDA for 2013.

Target Bonus Opportunities
Under the 2013 Bonus Plan, the target annual bonus opportunity of our CEO was set at 100% of his base salary, which was the same as in 2012, and the target annual bonus opportunities of the other Named Executive Officers were set at 40% of their base salary, an increase from 30% in 2012. This increase was approved by the Compensation Committee in February 2013, based on an analysis of the competitive market which showed that the target cash bonus opportunities of these individuals were low relative to the market. In addition, the target bonus opportunities for all employees (including all of the Named Executive Officers) were weighted by fiscal quarter at 20% of the target annual bonus opportunity for each of the first three fiscal quarters of 2013, and 40% of the target annual bonus opportunity for the fourth fiscal quarter to reflect the proportional weight of our quarterly financial target levels.

Bonus Calculations
Actual bonus payments were based upon our financial performance as measured by actual net revenues and adjusted EBITDA against the specific target levels established by the Compensation Committee for each fiscal quarter and an assessment of the individual performance of each executive officer. The Compensation Committee also set a threshold net revenues target level, which set overall funding of the bonus pool at 75% of the target funding level, and a maximum performance level for net revenues which set funding of the bonus pool at 125% of the target funding level; both on the condition that the adjusted EBITDA target level was achieved

The Compensation Committee believes that net revenues and adjusted EBITDA are the best measures of our annual financial performance, as they are two of the key valuation measures monitored by our stockholders. While our level of achievement for these two financial measures determined the overall funding of the bonus pool, the individual award determinations for our executive officers were subject to the discretion of the Compensation Committee. This exercise of discretion provided a mechanism through which the Compensation Committee could reward our executive officers for achievements that may not be recognized under a strict, formula-driven approach.

Bonus Performance Target Levels
The Compensation Committee established quarterly performance target levels for the two financial measures to be used under the 2013 Bonus Plan to create incentives for continued growth in net revenues and improvements in the level of adjusted

EBITDA. These target levels were developed in light of our recent historical financial performance, planned strategic initiatives and the existing economic environment. The performance target levels were designed to be difficult to achieve, and there was a risk that bonus payments would not be made at all or would be made at less than 100% of the target bonus opportunities. This uncertainty helped ensure that any bonus payments made under the 2013 Bonus Plan were made only if warranted by our actual financial and operational performance, consistent with the plan’s objectives.

The Compensation Committee approved the following target levels for the two financial performance measures under the 2013 Bonus Plan with respect to the four fiscal quarters of 2013:

Period	Performance Measure	PERFORMANCE RANGE			Actual	Bonus Funding Percent
		Threshold	Target	Maximum
First Quarter	Net Revenue	$107.0M	$112.5M	$119.0M	$116.7M	109.5%
	Adj. EBITDA	($3.5M)			+$3.3M
Second Quarter	Net Revenue	$115.0M	$119.0M	$123.0M	$133.5M	125.0%
	Adj. EBITDA	($1.5M)			+$6.3M
Third Quarter	Net Revenue	$115.5M	$120.0M	$125.0M	$122.7M	111.0%
	Adj. EBITDA	($8.0M)			($1.1M)
Fourth Quarter	Net Revenue	$392.1M	$405.1M	$423.0M	$410.8M	104.0%
	Adj. EBITDA	$129.2M			$141.9M

Bonus Decisions
At each of its quarterly meetings where it reviewed our financial results for purposes of the 2013 Bonus Plan, the Compensation Committee considered the potential bonus payments for our executive officers, including our Named Executive Officers. For each of the four fiscal quarters, our net revenues and adjusted EBITDA exceeded the pre-established threshold performance levels, thereby making our executive officers eligible for a bonus payment for each such fiscal quarter. At each meeting, the Compensation Committee exercised its discretion to approve quarterly bonus payments to our CEO and the other Named Executive Officers for each fiscal quarter. In making these decisions the Compensation Committee considered the CEO’s recommendations for each of the Named Executive Officers, based on their contribution towards achieving our strategic and functional imperatives and meeting the financial objectives of our annual operating plan. The Compensation Committee did not weight these considerations, nor did it use a formula to determine individual awards.

The following table presents the quarterly bonus payments that were made to the Named Executive Officers under the 2013 Bonus Plan.

Named Executive Officer	Fiscal Quarter	Bonus Payment	Percent of Target
Jeffrey T. Housenbold	First	$122,640	109.5%
	Second	$140,000	125%
	Third	$124,300	111%
	Fourth	$233,000	104%
	Total for 2013	$619,940	111%
Brian M. Regan	First	$35,040	109.5%
	Second	$40,000	125%
	Third	$28,800	90%
	Fourth	$60,150	94%
	Total for 2013	$163,990	102%
Dwayne A. Black	First	$25,840	109.5%
	Second	$29,500	125%
	Third	$26,200	111%
	Fourth	$33,050	70%
	Total for 2013	$114,590	97%
Daniel C. McCormick	First	$32,060	109.5%
	Second	$36,600	125%
	Third	$24,900	85%
	Fourth	$53,050	90.6%
	Total for 2013	$146,610	98%
Peter A. Navin	First	$25,840	109.5%
	Second	$29,500	125%
	Third	$25,700	109%
	Fourth	$42,500	90%
	Total for 2013	$123,540	105%

Long-Term Incentive Compensation
We use long-term incentive compensation in the form of equity awards to motivate our executive officers, including the Named Executive Officers, by providing them with the opportunity to build an equity interest in Shutterfly and to share in the potential appreciation of the value of our common stock. Historically, and again in 2013, we used equity in the form of PBRSU awards and RSU awards as our long-term incentive compensation for the following reasons:

▪	Equity awards foster employee stock ownership and focus our executive officers on increasing long-term stockholder value.

▪
Beginning in 2008 and continuing through 2013, our approach in using equity awards has been consistent with trends in the technology sector by shifting the emphasis from stock options to PBRSU and RSU awards. Both award types are an increasingly prevalent component of long-term incentive compensation, most importantly due to their more predictable accounting expense, greater efficiency in use of stockholder resources (as they are less dilutive than stock options) and greater retention value – particularly in an environment of volatile stock prices.

▪	PBRSU awards are only earned if we achieve pre-established financial performance objectives, supporting our goal of aligning the interests of our executive officers with those of our stockholders.

In determining the amount of the long-term incentive compensation awards for our executive officers, the Compensation Committee takes into account each executive officer’s position and scope of responsibility, the remaining vesting period and expected value (and thus, retention value) of his or her outstanding equity awards, his or her ability to affect profitability and stockholder value, his or her historical and recent job performance, our desired equity compensation position with respect to the competitive market and the potential value of equity awards in relation to other elements of total direct compensation. In making equity award decisions, the Compensation Committee’s primary objectives are to reward long-term individual performance, maximize executive retention and align the long-term incentive compensation of our executive officers with stockholder interests. The Compensation Committee does not place any specific weight on these factors, nor does it apply a formula to determine the amounts awarded.

2013 Equity Awards
In February 2013, the Compensation Committee approved equity awards for our executive officers, including the Named Executive Officers. These equity awards consisted of time-based RSU awards and PBRSU awards. In the case of our CEO, the Compensation Committee exercised its judgment to set the amount of his equity award at a level intended to reinforce the link between his long-term compensation and our corporate performance and increasing stockholder value and, at the same time, encouraging retention of his ongoing leadership. In the case of the other Named Executive Officers, the amounts of their equity awards were determined by the Compensation Committee, in its judgment, to be the appropriate amounts necessary to encourage the successful execution of our long-term business objectives and retention of these individuals. Further, in the case of Mr. Regan, the Compensation Committee decided that he should receive a proportionately smaller award than the other Named Executive Officers in recognition of the size of the equity award he was granted when he was hired in the second half of 2012.

The equity awards granted to the Named Executive Officers were as follows:

Named Executive Officer	Aggregate Grant Date Fair Value of Equity Awards	Number of Shares of Common Stock Subject to RSU Awards	Number of Shares of Common Stock Subject to PBRSU Awards
Jeffrey T. Housenbold	$12,011,800	145,000	145,000
Brian M. Regan	$497,040	6,000	6,000
Dwayne A. Black	$1,863,900	22,500	22,500
Daniel C. McCormick	$4,349,100	52,500	52,500
Peter A. Navin	$1,863,900	22,500	22,500

Restricted Stock Unit Awards
The RSU awards granted to our executive officers, including the Named Executive Officers, in February 2013 were subject to a time-based vesting requirement. Specifically, these awards vest in three equal annual installments beginning on the first anniversary of the date of grant.

Performance-Based Restricted Stock Unit Awards
Award Terms
The PBRSU awards granted to our executive officers, including the Named Executive Officers, in February 2013 were subject to two financial performance measures – annual net revenue and annual adjusted EBITDA. In addition, any shares of our common stock earned pursuant to the 2013 PBRSU awards were to vest as to one-third of the shares covered by the award at the time the amount of the award payout was determined and as to the remaining two-thirds of the shares covered by the award in equal installments on the first and second anniversaries of the corresponding date when the amount of the award payout is determined.

Award Target Levels
In February 2013, the Compensation Committee approved the target levels for each of these performance measures as follows:

Net Revenue Target Level	Adjusted EBITDA Target Level
$730 million	$131 million

Award Decisions
In February 2014, the Compensation Committee determined that we had exceeded both our annual net revenue target and our annual adjusted EBITDA target for the year. As a result, the Named Executive Officers earned 100% of the shares of our common stock subject to their 2013 PBRSU awards. One-third of the shares of our common stock subject to these awards were issued to the Named Executive Officers at the time of the Compensation Committee’s determinations. The remaining two-thirds of the shares of our common stock subject to the awards will vest and be issued in two equal installments on February 15, 2015 and February 15, 2016, assuming that the Named Executive Officer remains employed by us on each of such dates.

Health and Welfare Benefits
We have established a tax-qualified Section 401(k) retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Currently, we do not match any contributions made to the plan by our employees, including our executive officers. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code (the “Code”) so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.

            In addition, we provide other benefits to our executive officers, including the Named Executive Officers, on the same basis as all of our full-time employees. These benefits include medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage.

            We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites or other personal benefits to our executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective and for recruitment and retention purposes.  During 2013, none of the Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each Named Executive Officer.

                  In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Termination and Change in Control Arrangements
Under the terms of their employment arrangements with us and our equity-based compensation plans, the CEO and other Named Executive Officers are eligible for payments and benefits upon the occurrence of specified events including termination of employment (with and without cause) in connection with a change in control of the Company. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in detail in the section entitled “Potential Payments upon Termination or Change of Control.”
In the case of each employment agreement, the terms of these arrangements were set through arms-length negotiations with each of the Named Executive Officers. As part of these negotiations, the Compensation Committee analyzed the terms of the same or similar arrangements for comparable executives employed by some of the companies in our compensation peer group. This approach was used by the Compensation Committee in setting the amounts payable and the triggering events under the arrangements.
The termination of employment provisions of the employment agreements were entered into to address competitive concerns when the Named Executive Officers were recruited, by providing those individuals with a fixed amount of compensation that would offset the potential risk of leaving their prior employer or foregoing other opportunities in order to join the Company. At the time of entering into these arrangements, the Compensation Committee considered the aggregate potential obligations of the Company in the context of the desirability of hiring the individual and the expected compensation upon joining us.

Other Compensation Policies
Stock Ownership Policy
We believe that stock ownership by our CEO and members of our Board of Directors is important to link the risks and rewards inherent in stock ownership of these individuals and our stockholders. The Compensation Committee has adopted a stock ownership policy that requires our CEO and each member of our Board of Directors to own a minimum dollar amount worth of our common stock. These mandatory ownership levels are intended to create a clear standard that ties a portion of these individuals’ net worth to the performance of our stock price. The current ownership levels are as follows:

Individual Subject to Ownership Guidelines	Minimum Required Level of Stock Ownership
Chief Executive Officer	Four times current annual base salary
Member of our Board of Directors	$100,000

As of December 31, 2013, our CEO and each member of our Board of Directors who are subject to the policy have satisfied his or her required stock ownership level. Two members of our Board of Directors are within a grace period, defined as two years from the date appointed to the Board, and, thus, are still in the process of satisfying their required stock ownership level.

Compensation Recovery Policy
The Compensation Committee has adopted a compensation recovery (“clawback”) policy that provides for the recovery of annual incentive compensation from any of our executive officers, including the Named Executive Officers, in the event of a substantial financial restatement resulting from the fraud or intentional misconduct of any executive officer. We intend to update this policy, to the extent necessary, once the SEC adopts final rules implementing Section 954 of the Dodd-Frank Act.

Anti-Hedging Policy
Under our stock ownership policy, our CEO and members of our Board of Directors are prohibited from speculating in our equity securities, including the use of short sales, “sales against the box” or any equivalent transaction involving our equity securities. In addition, they may not engage in any other hedging transactions, such as “cashless” collars, forward sales, equity swaps and other similar or related arrangements, with respect to the securities that they hold. Additionally, under our insider trading policy, no employee, officer or member of our Board of Directors may acquire, sell or trade in any interest or position relating to the future price of our equity securities.

Equity Award Policy
We maintain a policy regarding the timing of the grant of equity awards that provides, among other things, that:

▪	Our CEO has the authority to grant equity awards to employees who are not executive officers;

▪	Equity awards for newly-hired and promoted employees will be granted once each month; and

▪	Stock option awards for our executive officers will be granted by the Compensation Committee on a quarterly basis on the 15th day of the second month of each calendar quarter.

The exercise price for all options to purchase shares of our common stock must be equal to the fair market value of our common stock on the date of grant. For this purpose, the fair market value of our common stock is determined based on the closing market price of a share of our common stock on the NASDAQ Global Market on the grant date. If the NASDAQ is closed for trading on that date, the option exercise price is based on the closing market price of a share of our common stock on the next trading day.

Tax and Accounting Considerations
Deductibility of Executive Compensation

Generally, Section 162(m) of the Code disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to their chief executive officer and each of the three other most highly-compensated executive officers (other than the chief financial officer) in any taxable year. Remuneration in excess of $1 million may only be deducted if it is “performance-based compensation” within the meaning of Section 162(m) or qualifies for one of the other exemptions from the deductibility limit.

The Compensation Committee has structured the 2006 Plan and the 2013 Bonus Plan with the intention that the equity awards granted and the bonuses paid, respectively, under such plans may qualify for deductibility. To maintain flexibility and promote simplicity in the administration of these plans, however, other compensation, such as time-based RSU awards, is sometimes not designed to qualify for deductibility under Section 162(m). The Compensation Committee believes that the benefit to Shutterfly from these awards outweighs the potential benefit of ensuring the tax deductibility of the remuneration realized by our executive officers from these awards.

Where reasonably practicable, the Compensation Committee seeks to qualify the variable compensation paid to our executive officers for the “performance-based compensation” exemption from the deductibility limit. As such, in approving the amount and form of compensation for our executive officers, the Compensation Committee considers all elements of our cost of providing such compensation, including the potential impact of Section 162(m). To maintain flexibility in compensating our executive officers in a manner designed to promote varying corporate goals, however, the Compensation Committee has not adopted a policy that all compensation payable to our executive officers subject to Section 162(m) must be deductible for federal income tax purposes. From time to time, the Compensation Committee may, in its judgment, approve compensation for our executive officers that does not comply with an exemption from the deductibility limit when it believes that such compensation is in the best interests of Shutterfly and our stockholders.

Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and members of our Board of Directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change-in-control of Shutterfly that exceeds certain prescribed limits, and that we (or our successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer may owe as a result of the application of Sections 280G or 4999 during 2013, and we have not agreed and are not otherwise obligated to provide any executive officer with such a “gross-up” or other reimbursement.

Accounting for Stock-Based Compensation
We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for our stock-based compensation awards. FASB ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and members of the board of directors, including stock options and awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though the recipient of the awards may never realize any value from their awards.
Summary Compensation Table
The following table presents compensation information for the years ended December 31, 2011, 2012 and 2013 awarded to, earned by or paid to our Chief Executive Officer, our Chief Financial Officer, and each of our three other most highly compensated executive officers. We refer to these executive officers as our Named Executive Officers elsewhere in this proxy statement. Any columns required by Securities and Exchange Commission rules have been omitted when there are no amounts to report.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Total ($)
Jeffrey T. Housenbold	2013	555,000	—	12,011,800	619,940	13,186,740
President and	2012	526,667	250,000	11,868,000	657,200	13,301,867
Chief Executive Officer	2011	510,000	—	8,674,225 (5)	338,180	9,522,405
Brian M. Regan	2013	400,000	—	497,040	163,990	1,061,030
Senior Vice President,	2012	148,718	135,000	4,857,700	60,000	5,201,418
Chief Financial Officer
Dwayne A. Black	2013	290,000	—	1,863,900	114,590	2,268,490
Senior Vice President,	2012	263,333	60,000	1,661,520	98,630	2,083,483
Operations	2011	254,000	—	1,635,711 (5)	50,700	1,940,411
Daniel C. McCormick	2013	362,000	—	4,394,100	146,610	4,857,710
Senior Vice President,	2012	297,667	85,000	2,967,000	113,850	3,463,517
General Manager	2011	254,333	—	2,428,783 (5)	50,160	2,733,276
Peter A. Navin (6)	2013	290,000	—	1,863,900	123,540	2,277,440
Senior Vice President,	2012	262,667	50,000	1,661,520	98,630	2,072,817
Human Resources	2011	250,000	—	1,635,711 (5)	48,710	1,934,421

(1)	See “Compensation Discussion and Analysis” discussion above regarding certain base salary levels that became effective on March 1, 2014.

(2)	The amounts reported in this column represent discretionary bonuses awarded at the direction of our Compensation Committee in fiscal 2012.

(3)
The amounts in this column represent the grant date fair values for equity awards granted to the Named Executive Officers in the respective fiscal years computed in accordance with FASB ASC Topic 718. See note 6 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2013. See the “Grants of Plan-Based Awards” table for information on equity grants made in fiscal 2013. These amounts reflect our stock‑based compensation expense for these awards, and do not correspond to the actual value that may be recognized by the Named Executive Officers.

(4)
The amounts in this column reflect cash bonus awards earned by the Named Executive Officers under our 2011, 2012 and 2013 incentive bonus plans. The 2013 Bonus Plan is discussed in greater detail in “Compensation Discussion and Analysis” above.

(5)	As noted in the “Compensation Discussion and Analysis,” above. 2011 PBRSUs were not awarded as performance targets were not met.

(6)	Mr. Navin resigned as our Senior Vice President, Human Resources effective March 14, 2014.
Grants of Plan-Based Awards
The following table provides information on awards of restricted stock units, performance‑based restricted stock units, and cash-based performance awards in 2013 to each of Shutterfly’s Named Executive Officers. There can be no assurance that the Grant Date Fair Value of the restricted stock unit awards will ever be realized. The grant date fair value of these awards is included in the “Stock Awards” columns of the Summary Compensation Table. Any columns required by Securities and Exchange Commission rules have been omitted when there are no amounts to report.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)	Option Awards($) (1)
Jeffrey T. Housenbold	(2)	—	—	—	—	145,000	—	—	6,005,900
	2/13/13	—	—	—	—	—	—	145,000 (3)	6,005,900
	(4)	420,000	560,000	1,120,000	—	—	—	—	—
Brian M. Regan	(2)	—	—	—	—	6,000	—	—	248,520
	2/13/13	—	—	—	—	—	—	6,000 (3)	248,520
	(4)	120,000	160,000	320,000	—	—	—	—	—
Dwayne A. Black	(2)	—	—	—	—	22,500	—	—	931,950
	2/13/13	—	—	—	—	—	—	22,500 (3)	931,950
	(4)	88,500	118,000	236,000	—	—	—	—	—
Daniel C. McCormick	(2)	—	—	—	—	52,500	—	—	2,174,550
	2/13/13	—	—	—	—	—	—	52,500 (3)	2,174,550
	(4)	109,800	146,400	292,800	—	—	—	—	—
Peter A. Navin	(2)	—	—	—	—	22,500	—	—	931,950
	2/13/13	—	—	—	—	—	—	22,500 (3)	931,950
	(4)	88,500	118,000	236,000	—	—	—	—	—

(1)
The amounts in this column represent the grant date fair values for equity awards granted to the Named Executive Officers in fiscal 2013, computed in accordance with FASB ASC Topic 718. See note 6 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2013. These amounts reflect our stock‑based compensation expense for these awards, and do not correspond to the actual value that may be recognized by the Named Executive Officers.

(2)
The amounts shown in this row reflect, in shares, the potential awards of PBRSUs for fiscal year 2013 performance period, as further described in the Compensation Discussion and Analysis section above. In February 2013, all Named Executive Officers were awarded PBRSUs under the 2006 Plan, subject to the satisfaction of the pre-determined performance conditions described in the “Compensation Discussion and Analysis” section above. In February 2014, the Compensation Committee determined that we had satisfied the performance conditions and as a result, the Named Executive Officers earned all of the shares subject to these PBRSUs, with one-third of the shares subject to the awards issued at the time of the Compensation Committee’s determination and the remaining two-thirds of the shares subject to the awards vesting in two equal installments on February 15, 2015 and February 15, 2016, provided the Named Executive Officer is still employed by us on each such vesting date.

(3)
This restricted stock unit award was granted under the 2006 Plan, vests as to one-third (1/3) of the shares on each of February 15, 2014, February 15, 2015 and February 15, 2016. The vesting of award will be settled in shares on each such vesting date, provided the executive is still employed by us on each such vesting date.

(4)
Pursuant to our 2013 Bonus Plan applicable to Named Executive Officers, these Named Executive Officers could earn no more than 200% of their individual target bonus, based on actual performance. If the respective Named Executive Officer did not meet individual performance criteria and/or the Company did not achieve the threshold for the performance measures described in the “Compensation Discussion and Analysis” above, the bonus amount of that Named Executive Officer would have been zero (0). If the respective Named Executive Officer met individual performance criteria and the Company achieved the target level for the performance measures described in the “Compensation Discussion and Analysis” above, the bonus amount of that Named Executive Officer would have been at least 75% of his individual target bonus. Based on actual performance, the Compensation Committee of our Board of Directors approved, on a quarterly basis, the quarterly 2013 incentive bonus amounts for our Named Executive Officers.

Outstanding Equity Awards at December 31, 2013
The following table provides information regarding stock options and restricted stock units held by our Named Executive Officers as of December 31, 2013. No Named Executive Officer has any other outstanding form of equity award.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Jeffrey T. Housenbold	2/15/2011 (2)	—	—	—	—	61,250	3,119,463	—	—
	2/15/2012 (3)	—	—	—	—	133,333	6,790,650	—	—
	2/14/2012 (4)	—	—	—	—	—	—	133,333	6,790,650
	2/13/2013 (3)	—	—	—	—	145,000	7,384,850	—	—
	2/13/2013 (5)	—	—	—	—	—	—	145,000	7,384,850
Brian M. Regan	8/20/2012 (6)	—	—	—	—	116,250	5,920,613	—	—
	2/13/2013 (3)	—	—	—	—	6,000	305,580	—	—
	2/13/2013 (5)	—	—	—	—	—	—	6,000	305,580
Dwayne A. Black	2/15/2011 (2)	—	—	—	—	11,550	588,242	—	—
	2/15/2012 (3)	—	—	—	—	18,666	950,659	—	—
	2/14/2012 (4)	—	—	—	—	—	—	18,666	950,659
	2/13/2013 (3)	—	—	—	—	22,500	1,145,925	—	—
	2/13/2013 (5)	—	—	—	—	—	—	22,500	1,145,925
Daniel C. McCormick	5/9/2006 (7)	1	—	10.39	5/8/2016	—	—	—	—
	11/15/2007 (7)	2,918	—	26.70	11/14/2017	—	—	—	—
	2/15/2011 (2)	—	—	—	—	17,150	873,450	—	—
	2/15/2012 (3)	—	—	—	—	33,333	1,697,650	—	—
	2/14/2012 (4)	—	—	—	—	—	—	33,333	1,697,650
	2/13/2013 (3)	—	—	—	—	52,500	2,673,825	—	—
	2/13/2013 (5)	—	—	—	—	—	—	52,500	2,673,825
Peter A. Navin	2/15/2011 (2)	—	—	—	—	11,550	588,242	—	—
	2/15/2012 (3)	—	—	—	—	18,666	950,659	—	—
	2/14/2012 (4)	—	—	—	—	—	—	18,666	950,659
	2/13/2013 (3)	—	—	—	—	22,500	1,145,925	—	—
	2/13/2013 (5)	—	—	—	—	—	—	22,500	1,145,925

(1)
Value is calculated by multiplying the number of restricted stock units that have not vested by the closing market price of our stock ($50.93) on December 31, 2013 (the last trading day of our 2013 fiscal year).

(2)	The shares subject to this RSU vested or will vest in four equal annual installments on the anniversary of the grant date.

(3)	The shares subject to this RSU vested or will vest in three equal annual installments on the anniversary of the grant date.

(4)
The award of this PBRSU is subject to achievement of fiscal 2012 company financial performance measures. As discussed in greater detail in the “Compensation Discussion and Analysis” above, in February 2013, the Compensation Committee determined that the performance measures had been achieved and upon the Compensation Committee’s determination, one-third of the shares subject to the awards were issued and the remaining two-thirds of the shares subject to the awards vested or will vest in two equal installments on February 15, 2014 and February 15, 2015, provided the Named Executive Officer is still employed by us on each such vesting date.

(5)
The award of this PBRSU was subject to achievement of fiscal 2013 company financial performance measures. In February 2014, the Compensation Committee determined that the performance measures had been achieved and upon the Compensation Committee’s determination, one-third of the shares subject to the awards were issued and the remaining two-thirds of the shares subject to the awards will vest in two equal installments on February 15, 2015 and February 15, 2016, provided the Named Executive Officer is still employed by us on each such vesting date.

(6)	The shares subject to this RSU vested or will vest in four equal annual installments beginning on September 15, 2013.

(7)	This option vested over four years, with 25% of the shares vesting one the first anniversary of the date of grant, and 1/48th of the shares vesting each month thereafter.
Fiscal 2013 Options Exercised and Stock Vested
The following table provides information regarding stock option exercises by our Named Executive Officers as of December 31, 2013, and the number of shares of restricted stock units held by each Named Executive Officer that vested during the 2013 fiscal year. Value realized on option exercise is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise. Value realized on vesting of restricted stock unit awards is based on the fair market value of our common stock on the vesting date multiplied by the number of shares vested and does not necessarily reflect proceeds received by the Named Executive Officer.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey T. Housenbold	543,181	15,646,719	232,625	9,772,352
Brian M. Regan	—	—	38,750	2,165,738
Dwayne A. Black	—	—	36,109	1,517,106
Daniel C. McCormick	—	—	54,575	2,291,954
Peter A. Navin	9,375	345,938	36,109	1,517,106

Potential Payments upon Termination or Change of Control
We have entered into employment, termination of employment and change-in-control arrangements with our Named Executive Officers as summarized below:
Jeffrey T. Housenbold. Mr. Housenbold’s initial offer letter and subsequent amendments provide that if within 12 months following a change of control of Shutterfly we terminate his employment without cause or if Mr. Housenbold terminates his employment for good reason (including an adverse change in title, responsibility or authority, a relocation of employment location more than 35 miles from our current headquarters or a material reduction in base salary, provided that, Mr. Housenbold gives 45 days written notice of such occurrence and the Company has 30 days opportunity to cure), Mr. Housenbold will receive severance equal to 15 months of salary plus 125% of the full amount of the target bonus for the year in which the termination occurred, and all then-unvested shares of equity (options, RSUs and performance‑based RSUs) granted to Mr. Housenbold will fully vest on his termination date.
We have also agreed that in the event we terminate Mr. Housenbold’s employment without cause, or if Mr. Housenbold terminates his employment for good reason, Mr. Housenbold will receive 12 months’ salary plus the full amount of the target bonus for the year in which the termination occurred as severance, 12 months of COBRA benefits and 12 months of unvested shares of equity (options and RSUs) granted to Mr. Housenbold will fully vest and Mr. Housenbold’s exercise period for any options granted will be 24 months. Our obligation to make any severance payments is expressly conditioned upon Mr. Housenbold’s execution and delivery of a general release and waiver of all claims.
In the event that a portion of the severance and other benefits provided to Mr. Housenbold under the offer letter or any other agreement, benefit, plan or policy of Shutterfly are subject to a specified federal excise tax in connection with a change of control, such severance and other benefits will be reduced on a pre-tax basis if such reduction would provide Mr. Housenbold with a greater amount of severance and other benefits on an after-tax basis.
For purposes of Mr. Housenbold’s employment offer letter, a change of control includes (1) an acquisition of 50% or more of our outstanding voting stock by any person or entity; (2) a merger or consolidation of Shutterfly after which our then-current stockholders own less than a majority of the voting power of the surviving entity; (3) a sale of all or substantially all of our assets; or (4) a liquidation or dissolution of Shutterfly.
The following table summarizes the potential payments and benefits payable to Mr. Housenbold upon termination of employment or a change in our control under each situation listed below, modeling, in each situation, that Mr. Housenbold was terminated on December 31, 2013. Mr. Housenbold’s employment contract requires that the severance payment be paid in a lump sum.

	Voluntary Termination			Following a Change of Control
Executive Benefits and Payments Upon Termination:	or Termination For Cause	Involuntary Termination Not For Cause	Termination For Good Reason	Involuntary Termination Not For Cause	Termination For Good Reason
Base salary	$—	$560,000	$560,000	$700,000	$700,000
Bonus	$—	$560,000	$560,000	$700,000	$700,000
Health Benefits	$—	24,101 (1)	24,101 (1)	$—	$—
Value of accelerated stock options	$—	$—	$—	$—	$—
Value of accelerated restricted stock units	$—	$13,273,733	$13,273,733	$31,470,462	$31,470,462

(1)
This amount reflects our maximum 12 month obligation. If Mr. Housenbold becomes covered by another employer’s health plan during such 12 month period, then our obligation to pay Mr. Housenbold’s health plan coverage shall cease.

Brian M. Regan. Mr. Regan’s initial offer letter provides that if within 12 months following a change of control of Shutterfly we terminate his employment without cause or if Mr. Regan terminates his employment for good reason (including an adverse change in responsibility or authority, a relocation of employment location more than 35 miles from our current headquarters or a material reduction in base salary), Mr. Regan will receive severance equal to six months of salary and 12 months of then-unvested shares of equity (options, RSUs and performance‑based RSUs) granted to Mr. Regan will fully vest on his termination date. In addition, any of Mr. Regan’s vested options will continue to be exercisable for an additional 12 months after termination of service.
We also agreed that in the event we terminate Mr. Regan’s employment without cause, he will receive six months of salary as severance, six months of paid COBRA benefits and any vested options granted to Mr. Regan will continue to be exercisable for additional 12 months after termination of service. Our obligation to make any severance payments was expressly conditioned upon Mr. Regan’s execution and delivery of a general release and waiver of all claims and return of all company property.
For purposes of Mr. Regan’s employment offer letter, a change of control includes (1) a merger or consolidation of Shutterfly after which Shutterfly was not the surviving corporation (other than a merger or consolidation with a wholly‑owned subsidiary, a reincorporation of the company in a different jurisdiction, or other transaction in which there was no substantial change in the stockholders of the Company), (2) a dissolution or liquidation of the Company, (3) the sale of substantially all of the assets of the Company, (4) a merger after which the Company stockholders ceased to own their shares or other equity interest in the Company, or (5) any other transaction which qualified as a “corporate transaction” under Section 424(a) of the Internal Revenue Code where the stockholders of the Company gave up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).
The following table summarizes the potential payments and benefits that would have been payable to Mr. Regan upon termination of employment or a change in our control under each situation listed below, modeling, in each situation, that Mr. Regan had been terminated on December 31, 2013. Mr. Regan’s employment agreement requires that the severance payment be paid in a lump sum.

	Voluntary Termination			Following a Change of Control
Executive Benefits and Payments Upon Termination:	or Termination For Cause	Involuntary Termination Not For Cause	Termination For Good Reason	Involuntary Termination Not For Cause	Termination For Good Reason
Base salary	$—	$200,000	$—	$200,000	$200,000
Bonus	$—	$—	$—	$—	$—
Health Benefits	$—	12,050 (1)	$—	$—	$—
Value of accelerated stock options	$—	$—	$—	$—	$—
Value of accelerated restricted stock units	$—	$—	$—	$2,177,258	$2,177,258

(1)
This amount reflects our maximum six month obligation. If Mr. Regan became covered by another employer’s health plan during such six month period, then our obligation to pay Mr. Regan’s health plan coverage shall cease.

Dwayne A. Black. Mr. Black’s initial offer letter and subsequent amendment provide that if within 12 months following a change of control of Shutterfly we terminate his employment without cause or if Mr. Black terminates his employment for good reason (including an adverse change in responsibility or authority, a relocation of employment location more than 35 miles from our current headquarters or a material reduction in base salary), Mr. Black will receive severance equal to six months of salary and 12 months of then-unvested shares of equity (options, RSUs and performance‑based RSUs) granted to Mr. Black will fully vest on his termination date. In addition, any vested options of Mr. Black will continue to be exercisable for an additional 12 months after termination of service.
We have also agreed that in the event we terminate Mr. Black’s employment without cause, he will receive six months of salary as severance, six months of paid COBRA benefits and any vested options granted to Mr. Black will continue to be exercisable for additional 12 months after termination of service. Our obligation to make any severance payments is expressly conditioned upon Mr. Black’s execution and delivery of a general release and waiver of all claims and return of all Company property.
For purposes of Mr. Black’s employment offer letter and amendment, a change of control includes (1) a merger or consolidation of Shutterfly after which Shutterfly is not the surviving corporation (other than a merger or consolidation with a wholly‑owned subsidiary, a reincorporation of the company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company), (2) a dissolution or liquidation of the Company, (3) the sale of substantially all of the assets of the Company, (4) a merger after which the Company stockholders cease to own their shares or other equity interest in the Company, or (5) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Internal Revenue Code where the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).
The following table summarizes the potential payments and benefits payable to Mr. Black upon termination of employment or a change in our control under each situation listed below, modeling, in each situation, that Mr. Black was terminated on December 31, 2013. Mr. Black’s employment offer letter & amendment requires that the severance payment be paid in a lump sum.

	Voluntary Termination			Following a Change of Control
Executive Benefits and Payments Upon Termination:	or Termination For Cause	Involuntary Termination Not For Cause	Termination For Good Reason	Involuntary Termination Not For Cause	Termination For Good Reason
Base salary	$—	$147,500	$—	$147,500	$147,500
Bonus	$—	$—	$—	$—	$—
Health Benefits	$—	12,050 (1)	$—	$—	$—
Value of accelerated stock options	$—	$—	$—	$—	$—
Value of accelerated restricted stock units	$—	$—	$—	$2,008,730	$2,008,730

(1)
This amount reflects our maximum six month obligation. If Mr. Black becomes covered by another employer’s health plan during such six month period, then our obligation to pay Mr. Black’s health plan coverage shall cease.

Daniel C. McCormick. Mr. McCormick’s initial offer letter and subsequent amendment provide that if within 12 months following a change of control of Shutterfly we terminate his employment without cause or if Mr. McCormick terminates his employment for good reason (including an adverse change in responsibility or authority, a relocation of employment location more than 35 miles from our current headquarters or a material reduction in base salary), Mr. McCormick will receive severance equal to six months of salary and 12 months of then-unvested shares of equity (options, RSUs and performance‑based RSUs) granted to Mr. McCormick will fully vest on his termination date. In addition, any vested options of Mr. McCormick will continue to be exercisable for an additional 12 months after termination of service.
We have also agreed that in the event we terminate Mr. McCormick’s employment without cause, he will receive six months of salary as severance, six months of paid COBRA benefits and any vested options granted to Mr. McCormick will continue to be exercisable for additional 12 months after termination of service. Our obligation to make any severance payments is expressly conditioned upon Mr. McCormick’s execution and delivery of a general release and waiver of all claims and return of all Company property.
For purposes of Mr. McCormick’s employment offer letter and amendment, a change of control includes (1) a merger or consolidation of Shutterfly after which Shutterfly is not the surviving corporation (other than a merger or consolidation with a wholly‑owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company), (2) a dissolution or liquidation of the Company, (3) the sale of substantially all of the assets of the Company, (4) a merger after which the Company stockholders cease to own their shares or other equity interest in the company, or (5) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Internal Revenue Code where the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

The following table summarizes the potential payments and benefits payable to Mr. McCormick upon termination of employment or a change in our control under each situation listed below, modeling, in each situation, that Mr. McCormick was terminated on December 31, 2013. Mr. McCormick’s employment agreement requires that the severance payment be paid in a lump sum.

	Voluntary Termination			Following a Change of Control
Executive Benefits and Payments Upon Termination:	or Termination For Cause	Involuntary Termination Not For Cause	Termination For Good Reason	Involuntary Termination Not For Cause	Termination For Good Reason
Base salary	$—	$183,000	$—	$183,000	$183,000
Bonus	$—	$—	$—	$—	$—
Health Benefits	$—	12,050 (1)	$—	$—	$—
Value of accelerated stock options	$—	$—	$—	$—	$—
Value of accelerated restricted stock units	$—	$—	$—	$3,916,975	$3,916,975

(1)
This amount reflects our maximum six month obligation. If Mr. McCormick becomes covered by another employer’s health plan during such six month period, then our obligation to pay Mr. McCormick’s health plan coverage shall cease.

Peter A. Navin. Mr. Navin resigned as our Senior Vice President, Human Resources effective March 14, 2014 and received no payments or benefits in connection with his termination of employment with us. Mr. Navin’s initial offer letter and subsequent amendment provide that if within 12 months following a change of control of Shutterfly we terminate his employment without cause or if Mr. Navin terminates his employment for good reason (including an adverse change in responsibility or authority, a relocation of employment location more than 35 miles from our current headquarters or a material reduction in base salary), Mr. Navin will receive severance equal to six months of salary and 12 months of then-unvested shares of equity (options, RSUs and performance‑based RSUs) granted to Mr. Navin will fully vest on his termination date. In addition, any vested options of Mr. Navin will continue to be exercisable for an additional 12 months after termination of service.
We have also agreed that in the event we terminate Mr. Navin’s employment without cause, he will receive six months of salary as severance, six months of paid COBRA benefits and any vested options granted to Mr. Navin will continue to be exercisable for additional 12 months after termination of service. Our obligation to make any severance payments is expressly conditioned upon Mr. Navin’s execution and delivery of a general release and waiver of all claims and return of all Company property.
For purposes of Mr. Navin’s employment offer letter and amendment, a change of control includes (1) a merger or consolidation of Shutterfly after which Shutterfly is not the surviving corporation (other than a merger or consolidation with a wholly‑owned subsidiary, a reincorporation of the company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company), (2) a dissolution or liquidation of the Company, (3) the sale of substantially all of the assets of the Company, (4) a merger after which the Company stockholders cease to own their shares or other equity interest in the Company, or (5) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Internal Revenue Code where the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).
The following table summarizes the potential payments and benefits payable to Mr. Navin upon termination of employment or a change in our control under each situation listed below, modeling, in each situation, that Mr. Navin was terminated on December 31, 2013. Mr. Navin’s employment offer letter & amendment requires that the severance payment be paid in a lump sum.

	Voluntary Termination			Following a Change of Control
Executive Benefits and Payments Upon Termination:	or Termination For Cause	Involuntary Termination Not For Cause	Termination For Good Reason	Involuntary Termination Not For Cause	Termination For Good Reason
Base salary	$—	$147,500	$—	$147,500	$147,500
Bonus	$—	$—	$—	$—	$—
Health Benefits	$—	12,050 (1)	$—	$—	$—
Value of accelerated stock options	$—	$—	$—	$—	$—
Value of accelerated restricted stock units	$—	$—	$—	$2,008,730	$2,008,730

(1)
This amount reflects our maximum six month obligation. If Mr. Navin had become covered by another employer’s health plan during such six month period, then our obligation to pay Mr. Navin’s health plan coverage would have ceased.

COMPENSATION OF DIRECTORS
The following table provides information for 2013 regarding all compensation awarded to, earned by or paid to each person who served as a director for some portion or all of 2013. Other than as set forth in the table and the narrative that follows it, to date we have not paid any fees to or reimbursed any expenses of our directors, made any equity or non-equity awards to directors, or paid any other compensation to our directors.

	2013
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Philip A. Marineau	42,500	284,981	327,481
Eric J. Keller	15,000	234,936	249,936
Stephen J. Killeen	10,000	199,983	209,983
Nancy J. Schoendorf	10,000	219,942	229,942
Ann Mather	—	199,983	199,983
Brian T. Swette	—	199,983	199,983
James N. White	—	199,983	199,983
Michael P. Zeisser	—	199,983	199,983
Jeffrey T. Housenbold (2)	—	—	—

(1)
The amounts in these columns represent the aggregate grant date fair value of stock awards granted to the director during 2013 computed in accordance with FASB ASC Topic 718. See note 6 of our notes to consolidated financial statements included in our annual report on Form 10-K for fiscal 2013. These amounts reflect our stock‑based compensation expense for these awards, and do not correspond to the actual value that may be recognized by the directors. As of December 31, 2013, the above‑listed directors held outstanding RSUs under which the following shares of our common stock are issuable: Mr. Marineau (12,075); Mr. Keller (11,057); Mr. Killeen (10,346); Ms. Mather (4,068); Ms. Schoendorf (10,752); Mr. Swette (10,346); Mr. White (10,346); Mr. Zeisser (4,068).

(2)	Mr. Housenbold receives no compensation as a director.
Cash Compensation Paid to Directors. Each of our independent directors who is not affiliated with one of our major stockholders who serves as a chairperson of a Board committee receives the following annual cash retainer, paid in quarterly installments, for each year of such service: for service as the chairperson of the Audit Committee, $15,000; for chairperson of the Compensation Committee, $10,000; for chairperson of the Governance Committee, $10,000. For 2013, the chair of the Audit Committee is Eric J. Keller; the chair of the Compensation Committee is Nancy J. Schoendorf; and the chair of the Governance Committee is Stephen J. Killeen. The Chairman of the Board of Directors receives an annual cash retainer of $42,500. For 2013, the Chairman of the Board is Philip A. Marineau.
Restricted Stock Unit Awards Granted to Directors. Each of our independent directors who is not affiliated with one of our major stockholders receives an annual restricted stock unit award worth $200,000 as determined based on the closing price on the date of grant. In addition, the Chairman of the Board is entitled to an additional annual restricted stock unit award worth $85,000, as determined based on the closing price on the date of grant. The chair of the Audit Committee is entitled to an additional annual restricted stock unit award worth $35,000, as determined based on the closing price on the date of grant, and the chair of the Compensation Committee is entitled to an additional restricted stock unit award worth $20,000, as determined based on the closing price on the date of grant. The annual awards are subject to annual vesting over a three-year period from the date of grant, and the additional awards for chair positions are subject to annual vesting over a one-year period from the date of grant. Based on a May to May term cycle for all directors, if a new Board member is appointed at any other time during the year, the annual restricted stock award may be pro-rated based on the term of service for that year.
Accordingly, on May 21, 2013, we granted each of Philip A. Marineau, Eric J. Keller, Stephen J. Killeen, Ann Mather, Nancy J. Schoendorf, Brian T. Swette, James N. White and Michael P. Zeisser a restricted stock unit grant valued at $200,000 based on the closing price on May 21, 2013, which represented their annual equity award for their service as directors of the

Company. On May 21, 2013, we also granted Philip A. Marineau an additional restricted stock unit award valued at $85,000, based on the closing price on May 21, 2013 for his service as Chairman of the Board, Eric J. Keller an additional restricted stock unit award valued at $35,000, based on the closing price on May 21, 2013 for his service as Chairman of the Audit Committee and Nancy J. Schoendorf an additional restricted stock unit award valued at $20,000, based on the closing price on May 21, 2013 for her services as Chairperson of the Compensation Committee. In each case, the above equity grants were pursuant to the terms and conditions of our 2006 Plan.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information as of December 31, 2013, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Awards, Warrants and Rights (a)	Weighted‑Average Exercise Price of Outstanding Options, Awards, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders (1)(2)	3,700,584	$3.84 (3)	423,815
Equity Compensation Plans Not Approved by Stockholders (4)	777,103	N/A	N/A
Total		N/A	423,815

(1)	Includes the 1999 Stock Plan and the 2006 Plan.

(2)
The 2006 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under the 2006 Plan was increased on January 1 of each of 2011, 2012 and 2013 by three and one-half percent (3.5%), three and three tenths percent (3.3%) and three and one tenths percent (3.1%) respectively as approved by the stockholders at the May 20, 2010 Annual Meeting, provided that no more than 7,000,000 shares shall be issued pursuant to the exercise of incentive stock options granted under the 2006 Plan. Additionally, on May 21, 2013, the stockholders approved of increasing the number of shares reserved for issuance under the 2006 Plan by 1,200,000 shares on each of January 1, 2014 and January 1, 2015.

(3)
The weighted‑average exercise price takes into account 3,085,011 shares under approved plans issuable upon vesting of outstanding restricted stock units, which have no exercise price. The weighted average exercise price for options only with respect to the approved plans is $23.10.

(4)
Includes employment inducement restricted stock unit grants of a total of 307,888 shares to certain employees of acquired companies (R and R Images, Inc. and BorrowLenses, LLC) received on the dates of the respective acquisitions in 2013; 267,465 shares outstanding under employment inducement restricted stock unit grants issued to certain employees of acquired companies (Photoccino Ltd, Penguin Digital, Inc. and ThisLife.com, Inc.) received on the dates of the respective acquisitions in 2012; and 201,750 shares outstanding under employment inducement restricted stock unit grants to two executive officers (Brian M. Regan and John Boris) is 2012. These grants were made outside of a stockholder approved plan, pursuant to a NASDAQ-approved exception, and have the same material terms as the restricted stock units granted under our 2006 Plan.

REPORT OF THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Shutterfly under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee
Nancy J. Schoendorf, Chair
Stephen J. Killeen
Michael P. Zeisser

PROPOSAL NO. 3
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has engaged PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, and is seeking ratification of such selection by our stockholders at the annual meeting. PricewaterhouseCoopers LLP has audited our financial statements since 2001. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Shutterfly and our stockholders.
Principal Accountant Fees and Services
The following table provides information regarding the fees by PricewaterhouseCoopers LLP during the fiscal years ended December 31, 2013 and 2012. All fees described below were approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2013	2012
Audit Fees	$1,558,850	$1,335,000
Audit Related Fees	163,700	68,780
Tax Fees	183,500	95,385
All Other Fees	1,800	1,800
Total Fees	$1,907,850	$1,500,965
Audit Fees
Audit fees of PricewaterhouseCoopers LLP during the 2013 and 2012 fiscal years include the aggregate fees incurred for the audits of the Company’s annual consolidated financial statements and the reviews of each of the quarterly consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q. The audit fees also included the audit of the effectiveness of our internal controls pursuant to Section 404 of the Sarbanes‑Oxley Act.
Audit Related Fees
Audit related fees primarily consist of due diligence services to support our periodic mergers and acquisitions activities, and services to support our convertible debt offering in May 2013.
Tax Fees
Tax fees include the aggregate fees billed for services rendered for tax compliance, research and development, tax advice, and tax planning.
All Other Fees
Other fees include the aggregate fees for access to online accounting and tax research software applications.
Pre-Approval Policies and Procedures
The Audit Committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and available at http://www.shutterflyinc.com.

The Audit Committee considered whether the non-audit services rendered by PricewaterhouseCoopers LLP were compatible with maintaining PricewaterhouseCoopers LLP’s independence as the independent registered public accounting firm of the Company’s consolidated financial statements and concluded they were.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Shutterfly under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board of Directors. The Audit Committee’s functions are more fully described in its charter, which is available on our website at http://www.shutterflyinc.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Shutterfly’s audited financial statements as of and for the fiscal year ended December 31, 2013.
The Audit Committee reviewed with PricewaterhouseCoopers LLP such matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP their independence, and received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the Public Company Accounting Oversight Board. Finally, the Audit Committee discussed with PricewaterhouseCoopers LLP, with and without management present, the scope and results of PricewaterhouseCoopers LLP’s audit of such financial statements.
Based on these reviews and discussions, the Audit Committee has recommended to our Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission. The Audit Committee also has engaged PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 and is seeking ratification of such selection by the stockholders.

Audit Committee

Eric J. Keller, Chair
Ann Mather
Brian T. Swette
James N. White

CERTAIN TRANSACTIONS
From January 1, 2013 to the present, there have been no (and there are no currently proposed) transactions in which the amount involved exceeded $120,000 to which the Company was (or is to be) a party and in which any executive officer, director, 5% beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest.
Our Audit Committee reviews the fairness and approval of any proposed transaction between management and other related parties of the Company (other than transactions that are subject to review by the Compensation Committee) that are brought to the attention of the Audit Committee. In addition, our Code of Conduct and Ethics sets forth factors that should be considered in determining whether there may be a direct or indirect material interest, such as the size and nature of the person’s interest; the nature of the Company’s relationship with the other entity; whether the person has access to confidential Company information; and whether the person has an ability to influence Company decisions that would affect the other entity.
OTHER MATTERS
Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
ANNUAL REPORT
Our 2013 Annual Report to Stockholders is part of the proxy materials being distributed to our stockholders in connection with the Annual Meeting. This Proxy Statement and our 2013 Annual Report can be accessed at http://ir.shutterfly.com/annuals.cfm, which does not have “cookies” that identify visitors to the site.
We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 with the Securities and Exchange Commission. It is available free of charge at the Securities and Exchange Commission’s website at www.sec.gov. Upon written request by a Shutterfly stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Investor Relations, Shutterfly, Inc., 2800 Bridge Parkway, Redwood City, California 94065.

By Order of the Board of Directors

Jeffrey T. Housenbold Chief Executive Officer and President
Redwood City, California
April 10, 2014

DIRECTIONS TO THE
HOTEL SOFITEL
Sofitel San Francisco Bay Hotel
223 Twin Dolphin Drive
Redwood City, CA 94065
From San Francisco (approximately 21 miles) & San Francisco International Airport (approximately 10 miles): Take US 101 South toward San Jose. Exit Ralston Ave. Follow signs for Marine Parkway. Turn right onto Twin Dolphin Drive. Hotel is on left hand side.
From San Jose (approximately 26 miles) & San Jose Airport (approximately 25 miles): Take US 101 North to the Holly Street Exit. Follow signs for Redwood Shores Parkway. Turn left onto Twin Dolphin Drive. Hotel is on right hand side.
From Oakland Airport (approximate 22 miles) & Points East: Take I-880 South toward San Jose. Merge onto CA-92 W toward San Mateo Br. Merge onto US-101 S toward San Jose. Exit Brittan Ave. Follow signs for Redwood Shores Parkway. Turn left on Twin Dolphin Drive. Hotel is on right hand side.

SHUTTERFLY INC

SHUTTERFLY, INC.
2800 BRIDGE PARKWAY
REDWOOD CITY, CA 94065

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M72708-P52132

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SHUTTERFLY, INC.

The Board of Directors recommends you vote FOR the Class II Director nominees:

1. Election of Directors

Nominees

	For	Against	Abstain
1a. Philip A. Marineau	☐	☐	☐
1b. Brian T. Swette	☐	☐	☐
1c. Ann Mather	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of Shutterfly's named executive officers.	☐	☐	☐
3. To ratify the selection of PricewaterhouseCoopers LLP as Shutterfly's independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M72709-P52132

SHUTTERFLY, INC.
Annual Meeting of Stockholders - May 21, 2014
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Jeffrey T. Housenbold and Brian M. Regan, and each of them, with the power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Shutterfly, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 21, 2014 at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL THE PROPOSALS.

Continued and to be signed on reverse side